UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RESOLUTE FOREST PRODUCTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montreal, Quebec

H3C 2M1 Canada

April 9, 2021

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of Resolute Forest Products Inc. to be held online through a virtual web conference at https://web.lumiagm.com/295854943 on Friday, May 21, 2021, at 9:00 a.m. (Eastern). The annual meeting is being held entirely online due to the public health impact of the coronavirus pandemic (COVID-19) and to allow us to continue to proceed with the meeting while mitigating health and safety risks to participants. You will be able to attend and participate in the annual meeting online at https://web.lumiagm.com/295854943 where you will be able to listen to the meeting live, submit questions and vote your shares.

The notice of internet availability of proxy materials provides you with information on how to access the proxy materials and obtain the details of the business to be conducted at the meeting.

In addition to the formal items of business to be brought before the meeting, we will report on our business and respond to stockholder questions.

Whether or not you plan to attend online, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy or voting instruction card by internet or, if you have requested to receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy form in the enclosed envelope. You will find the proxy card or voting instruction card by accessing the internet websites mentioned on the notice of internet availability and by following the instructions thereon.

Resolute’s annual report for 2020 is available by internet or by mail in accordance with the instructions found on the notice of internet availability, and we urge you to read it carefully.

We look forward to your attendance at the annual meeting.

Sincerely,

Remi G. Lalonde

President and chief executive officer

Bradley P. Martin

Chair of the board

Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montreal, Quebec

H3C 2M1 Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2021

April 9, 2021

Dear Stockholder:

The 2021 annual meeting of stockholders of Resolute Forest Products Inc. will be held online through a virtual web conference at https://web.lumiagm.com/295854943 on Friday, May 21, 2021, at 9:00 a.m. (Eastern), for the purpose of voting on the following matters:

1.	the election of directors for the ensuing year;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year;

3.	an advisory vote to approve executive compensation, or the “say-on-pay” vote; and

4.	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The record date for the determination of the stockholders entitled to vote at our annual meeting, and any adjournment or postponement thereof, is the close of business on March 23, 2021.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 21, 2021:

The proxy statement and our 2020 annual report are available at

http://www.astproxyportal.com/AST/RFP_EN.

The annual meeting is being held entirely online due to the public health impact of the coronavirus pandemic (COVID-19) and to allow us to proceed with the meeting while mitigating health and safety risks to participants. You will be able to attend and participate in the annual meeting online at https://web.lumiagm.com/295854943, where you will be able to listen to the meeting live, submit questions and vote your shares. You may also forward your questions in advance to ir@resolutefp.com, and the company will respond to as many appropriate questions as time permits during the meeting, to the extent relevant to the business of the meeting. Please make sure your email clearly identifies your name and whether you are a stockholder. To join the annual meeting, you will need to have your 11- or 13-digit control number, which is included on your notice of internet availability and proxy card and the following password: resolute2021. If you are not a stockholder of record, you must obtain a legal proxy from your intermediary institution and contact our transfer agent at proxy@astfinancial.com, at least five business days prior to May 21, 2021, to secure a proxy card with the 11- or 13-digit control number in order to vote your shares at the annual meeting.

By order of the board of directors,

Jacques P. Vachon

Corporate secretary

April 9, 2021, Montreal, Quebec, Canada

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Resolute Forest Products Inc. on behalf of our board of directors for the 2021 annual meeting of stockholders. The annual meeting will be held online through a virtual web conference at https://web.lumiagm.com/295854943 on Friday, May 21, 2021, at 9:00 a.m. (Eastern). Proxy materials for the annual meeting are being made available on or about April 9, 2021.

When we use the terms “Resolute,” “the company,” “we,” “us” and “our,” we mean Resolute Forest Products Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

Except for documents filed with the Securities and Exchange Commission, or the “SEC” and expressly incorporated by reference in this proxy statement, the information on the company’s website is not a part of, and is not incorporated by reference in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND VOTING

What is the notice of internet availability and why did I not receive a full set of proxy materials?

Notice and Access Rules adopted by the SEC, allow companies to choose the method for delivering proxy materials to stockholders. We have again elected this year to use the Notice and Access Rules and therefore to mail a notice regarding the availability of proxy materials on the internet (the “notice of internet availability”) instead of sending a full set of proxy materials in the mail to our stockholders. This notice of internet availability will be mailed to our stockholders approximately on April 9, 2021, and our proxy materials will be posted on both our corporate website (www.resolutefp.com/Investors/Financial_Reports), the website referenced in the notice of internet availability as well as on http://www.astproxyportal.com/AST/RFP_EN on the same day. Utilizing this method of delivery expedites receipt of proxy materials by our stockholders and lowers the cost of the annual meeting. If you are a stockholder and would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice of internet availability for requesting copies.

Who is entitled to vote at the annual meeting?

Owners of Resolute’s common stock at the close of business on March 23, 2021, the record date for the annual meeting, are entitled to receive the notice of internet availability and to vote their shares at the meeting. On that date, there were 79,830,748 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted on at the annual meeting.

What is the difference between holding shares as a stockholder of record and through an intermediary?

You are a stockholder of record if you own shares of common stock that are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC. If you are a stockholder of record, the transfer agent is sending the notice of internet availability to you directly. As a stockholder of record, you may vote at the annual meeting by attending the annual meeting online and following the instructions posted at https://web.lumiagm.com/295854943, or you may vote by proxy. To join the annual meeting, you will need to have your 11- or 13-digit control number, which is included on your notice of internet availability and proxy card and the following password: resolute2021.

If you hold shares of common stock indirectly through a broker, bank or similar institution (which we refer to as an “intermediary institution”), you are a “street name” holder and the notice of internet availability is being sent to you by the intermediary institution through which you hold your shares. If you provide specific voting instructions by mail, telephone or the internet, your intermediary institution will vote your shares as you have directed. You are also invited to attend the annual meeting online at https://web.lumiagm.com/295854943. However, since you are not a stockholder of record, you may not vote your shares at the annual meeting by attending the meeting online unless you request and obtain a legal proxy from your intermediary institution. If you obtain a legal proxy from your intermediary institution, you must contact our transfer agent at proxy@astfinancial.com at least five business days prior to May 21, 2021, to secure a proxy card with the 11- or 13-digit control number in order to vote. To join the annual meeting, you will also need the following password: resolute2021.

What do I need to do to attend the annual meeting?

The annual meeting is being held entirely online due to the public health impact of the coronavirus pandemic (COVID-19) and to allow us to proceed with the meeting while mitigating health and safety risks to participants. Stockholders of record as of March 23, 2021, will be able to attend and participate in the annual meeting online by accessing https://web.lumiagm.com/295854943. To join the annual meeting, you will need to have your 11- or 13-digit control number, which is included on your notice of internet availability and proxy card and the following password: resolute2021.

Even if you do plan to attend the annual meeting online, we recommend that you also vote by proxy as described herein as early as possible so that your vote will be counted if you decide not to attend the annual meeting.

An audio recording of the annual meeting will be available on our annual meeting website at www.resolutefp.com/Investors after the meeting.

Access to the Audio Webcast. The live audio webcast of the annual meeting will begin promptly at 9:00 a.m. (Eastern) on May 21, 2021. Online access to the audio webcast will be available approximately 60 minutes prior to the start of the annual meeting to allow time for you to log in and test the system. To attend the online annual meeting, you will need to log in at https://web.lumiagm.com/295854943. You will need your unique 11- or 13-digit control number, which appears on your notice of internet availability and the following password: resolute2021. In the event that you do not have a control number, please contact your intermediary institution as soon as possible, so that you can be provided with a control number and gain access to the meeting. Please monitor our annual meeting website at www.resolutefp.com/Investors for any updates regarding our online annual meeting.

Submitting Questions. We will hold a live question and answer session in connection with the annual meeting. Stockholders may submit questions via our virtual shareholder meeting website at https://web.lumiagm.com/295854943. We intend to answer properly submitted questions that are pertinent to the company and the meeting matters, as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. You may also forward your questions in advance to ir@resolutefp.com, and the company will respond to as many appropriate questions as time permits during the meeting, to the extent relevant to the business of the meeting. Please make sure your email clearly identifies your name and whether you are a stockholder.

Technical Assistance. If you experience technical difficulties joining the annual meeting or during the meeting please call (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300 for assistance.

What methods can I use to vote?

If you are a registered holder, you may vote:

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By mail. If you would like to receive a paper copy of the proxy card, you should follow the instructions on the notice of internet availability for requesting copies. Complete, sign and date the printed proxy card and return it in the pre-paid envelope enclosed that will be accompanying the proxy card.

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By internet. You can vote through the internet at www.voteproxy.com. The internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly. Voting will be open 24 hours a day, 7 days a week, but proxies submitted using these methods must be received by 11:59 p.m. (Eastern) on May 20, 2021.

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By attending the meeting online. You may vote online at the annual meeting by attending the annual meeting online and following the instructions posted at https://web.lumiagm.com/295854943. To join the annual meeting, you will need to have your 11- or 13-digit control number and the following password: resolute2021.

If you are a street name holder, you may vote:

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By mail. If you would like to receive a paper copy of the voting instruction form, you should follow the instructions on the notice of internet availability for requesting copies. Complete, sign and date the voting instruction form and return it in the pre-paid envelope enclosed that will be accompanying the voting instruction form.

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By internet. You can vote through the internet at the website address indicated in your intermediary institution’s voting instructions on the notice of internet availability. The internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

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By attending the meeting online. If your shares are held by an intermediary institution, you are considered the beneficial owner of the shares. If you are a beneficial owner, you are invited to attend the annual meeting online. Since a beneficial owner is not a stockholder of record, you may not vote your shares online at the annual meeting unless you obtain a legal proxy from the intermediary institution that holds your shares that gives you the right to vote at the annual meeting. If you obtain a legal proxy from your intermediary institution, you must contact our transfer agent at proxy@astfinancial.com at least five business days prior to May 21, 2021, to secure a proxy card with the 11- or 13-digit control number in order to vote. To join the annual meeting, you will also need the following password: resolute2021.

What is a broker non-vote?

If you are a street name holder, you must instruct your intermediary institution how to vote your shares. If you do not, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote, which is referred to as a “broker non-vote”, in accordance with the rules of the New York Stock Exchange, or “NYSE.” Under those rules, your intermediary institution has discretionary voting authority to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if it does not receive voting instructions from you. But the election of directors and the advisory say-on-pay vote are non-discretionary items, and they may not be voted upon by your broker without specific voting instructions from you. Accordingly, your shares would not be voted on these matters.

Is there a list of stockholders entitled to vote at the annual meeting?

A list of stockholders of record entitled to vote at the meeting will be available for inspection for the ten days before the meeting for any purpose germane to the meeting during ordinary business hours at Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada from May 10, 2021, through May 20, 2021. During the annual meeting, the list of stockholders of record entitled to vote at the meeting will be available for inspection upon request at https://web.lumiagm.com/295854943.

What is the quorum for the annual meeting?

The presence of the holders of shares of common stock representing at least one-third of the voting power of all common stock issued and outstanding and entitled to vote at the meeting, participating online at

https://web.lumiagm.com/295854943 or by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are considered present for purposes of determining a quorum.

How will my shares be voted at the annual meeting?

At the meeting, the persons named in the proxy card or, if applicable, their substitute(s) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted:

•	FOR the election of each director nominee;

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

•	FOR the advisory resolution approving executive compensation.

Can I revoke my proxy?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the company’s corporate secretary;

•	delivering a valid, later-dated proxy, or later-dated vote on the internet, before the annual meeting; or

•

attending the annual meeting online and voting by following the instructions at https://web.lumiagm.com/295854943. To join the annual meeting, you will need to have your 11- or 13-digit control number and the following password: resolute2021.

If you are a street name holder, you can submit new voting instructions by contacting your intermediary institution. All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

What are the voting requirements for the approval of each matter presented at the annual meeting?

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Election of directors. Since the number of nominees for director is the same as the number of positions on the board to be filled, election of directors at this annual meeting is deemed “non-contested.” As a result, under our by-laws, directors are elected by a majority vote. An incumbent director nominee who does not receive a majority of the votes cast in a non-contested election shall tender his or her resignation to the board. Under our by-laws, abstentions and broker non-votes will not be considered “cast” in the election of directors, and, as a result, will not affect the outcome of the director election.

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Ratification of PricewaterhouseCoopers LLP. The ratification of the appointment of an independent registered public accounting firm is not required under our by-laws, but we are asking as a matter of good governance. A majority of the votes present and entitled to vote at the meeting must vote to approve the ratification of PricewaterhouseCoopers LLP as our independent registered accounting firm for the 2021 fiscal year for the ratification to pass. Abstentions will have the same effect as a vote against this proposal.

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Advisory vote on executive compensation. Under our by-laws, in order for it to pass, a majority of the votes present and entitled to vote at the meeting must vote to adopt, on an advisory basis, the resolution approving compensation of our named executive officers. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be considered “entitled to vote” on this matter and, as a result, will not affect the outcome of the vote.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is necessary to meet applicable legal requirements to assert or defend claims for or against the company or made during a contested proxy solicitation, tender offer or other change of control situation.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

What information is available via the internet?

These documents can be found at http://www.astproxyportal.com/AST/RFP_EN:

•	notice of annual meeting;

•	proxy statement; and

•	2020 annual report.

Your proxy card or voting information form can also be found at the internet address mentioned on the notice of internet availability.

Can I obtain printed materials of the proxy materials?

Yes, follow the instructions on the notice of internet availability to receive printed proxy materials in time enough to vote your shares.

What should I do if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you will receive separate proxy materials for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one set of proxy materials. Please follow the instructions on each of the notices of internet availability that you receive in order to vote all of your shares. If you would like to consolidate multiple accounts at our transfer agent, please contact American Stock Transfer & Trust Company, LLC at (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding,” pursuant to which stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one set of proxy materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate notices of internet availability. Householding would not in any way affect dividend check mailings, if any. If you participate in householding and wish to receive a separate copy of proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at (877) 283-0324 (toll free for Canada and the U.S.) or (718) 921-8300 (800- 937-5449 or 718-921-8300), or at 6201 15th Avenue, Brooklyn NY 11219. If you are a street name holder, you can request information about householding from your intermediary institution.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The board has adopted a formal set of corporate governance principles and practices, which we refer to as the “corporate governance principles.” The purpose of the corporate governance principles, which are available on our website (www.resolutefp.com/about_us/corporate_governance), is to provide a structure within which directors can effectively pursue the company’s objectives for the benefit of stockholders and supervise the management of the company. The corporate governance principles are guidelines intended to serve as a flexible framework within which the board may conduct its business, and not as a set of legally binding obligations.

The corporate governance principles outline the board’s responsibilities and the interplay among the board and its committees in furthering the company’s overall objectives. The corporate governance principles note the board’s role in advising management on significant issues facing the company and in reviewing and approving significant actions. In addition, the corporate governance principles highlight the principal roles of certain committees of the board, including:

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the board’s selection and evaluation of senior executive officers, including the president and chief executive officer, with assistance from the human resources and compensation/nominating and governance committee, and succession planning;

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the administration of executive and director compensation by the human resources and compensation/nominating and governance committee, with final approval of chief executive officer and director compensation by the board;

•	the selection and oversight of our independent registered public accounting firm and oversight of public financial reporting by the audit committee; and

•

the evaluation of candidates for board membership and the oversight of the structure and practices of the board, the committees and corporate governance matters in general by the human resources and compensation/nominating and governance committee, including annual assessment (collectively and on an individual basis) of board and committee effectiveness.

Our corporate governance principles also include, among other things:

•	general qualifications for board membership, including independence requirements (with, among other things, the categorical standards for board determinations of independence);

•	director responsibilities, including board and stockholder meeting attendance and advance review of meeting materials;

•	provisions for director access to management and independent advisors, and for director orientation and continuing education; and

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an outline of management’s responsibilities, including production of financial reports and disclosures, implementation and monitoring of internal controls and disclosure controls and procedures, development, presentation and implementation of strategic plans and setting a strong ethical “tone at the top.”

In 2020, the board adopted a formal written diversity policy both at board level and executive level. See “Director Qualifications, Nomination Process and Diversity Policy” below.

Director Independence

The company’s corporate governance principles also include standards concerning the independence of board members. Those standards are designed to comply with those established by the SEC and the NYSE. They include the following:

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Each member of the board, except for the president and chief executive officer and, at the discretion of the board, up to two additional directors, must be independent. The definition of independence is based on the NYSE’s corporate governance standards, which also require a majority of directors to be independent, and rules established by the SEC.

•	Each member of the audit committee and the human resources and compensation/nominating and governance committee must be independent.

•

The independent directors must meet in executive session at least annually without any non-independent director or executive officer. The independent directors will also meet in executive session at the end of any board meeting at the request of any independent director. The lead director presides at these meetings.

On the basis of information solicited from each director, and upon the advice and recommendation of our human resources and compensation/nominating and governance committee, the board has determined that at the date of this proxy statement five out of the company’s seven incumbent directors are independent, as defined in the NYSE’s corporate governance standards and our by-laws, namely: Randall C. Benson, Suzanne Blanchet, Jennifer C. Dolan, Alain Rhéaume and Michael S. Rousseau. Richard D. Falconer, who ceased to be a director as of May 12, 2020, was also independent, as defined in the NYSE’s corporate governance standards and our by-laws.

The board has also determined that each member of the audit committee and the human resources and compensation/nominating and governance committee satisfies the requirements for independence, including the additional independence standards under NYSE rules for audit committee members and compensation committee members. As part of these determinations, which included considering the relationships described below under Related Party Transactions, as applicable, business relationships among our directors, and the categories of relationships below, the board determined that none of the independent directors has a direct or indirect material relationship with the company other than as a director, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our corporate governance principles reflect the board’s determination that the following categories of relationships alone are not material and will not impair a director’s independence:

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ownership of less than 5% of the equity of, or being a director of, another company that does business with the company where the annual sales to, or purchases from, the company are less than 5% of the annual revenues of either company;

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ownership of less than 5% of the equity of, or being an executive officer or director of, an unaffiliated company that is indebted to the company (or to which the company is indebted), where the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company; and

•

serving as an officer, director or trustee of a charitable organization, where the company’s charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts, or $20,000 per year, whichever is less.

The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for reviewing and overseeing related party transactions and conflicts of interest situations involving the company, its directors, executive officers, the chief accounting officer, and related parties.

Code of Conduct

We have adopted a written code of business conduct that applies to all hourly and salaried employees, including our president and chief executive officer, chief financial officer and chief accounting officer, and to company directors. The code of business conduct establishes the fundamental ethical values and standards the company expects in the work and business activities of its employees, officers and directors.

Among other things, the code of business conduct requires that each employee and officer disclose any actual, potential or apparent conflict of interest in the manner set out in the code.

The company’s corporate governance principles describe the policy concerning the disclosure, review and approval of conflicts of interest or related party transactions with respect to directors. The corporate governance principles, together with the code of business conduct, provide guidance to directors in handling unforeseen situations as they arise, and they provide that each director:

•	must avoid every conflict of interest with the company and must recuse himself or herself from any board decision where a conflict of interest may exist;

•	owes a duty to the company to advance its legitimate interests when the opportunity to do so arises;

•	must maintain confidentiality of information entrusted to him or her;

•	must comply, and oversee the compliance by employees, officers and other directors, with applicable laws, rules and regulations;

•	must deal fairly, and must oversee fair dealing by employees and officers, with the company’s customers, suppliers, competitors and employees;

•	should promote ethical behavior; and

•	must protect the company’s assets and ensure their efficient use.

The code of business conduct is available on our website (www.resolutefp.com/about_us/corporate_governance). The company will post on its website any waiver or amendment to the code of business conduct.

Board Leadership Structure; Communication with Independent Directors

The company’s business is managed under the direction of the board, with the board delegating the management of the company to the president and chief executive officer, working with other executive officers, in a manner consistent with the company’s objectives and in accordance with its by-laws. This delegation of authority is not intended to minimize the board’s supervisory duties, as more fully set forth in our corporate governance principles.

As board chair, Mr. Martin presides over board meetings. Because he is not considered an independent director, pursuant to our by-laws, a majority of the independent board members selected Mr. Rhéaume, an independent director, to serve as the board’s lead director. His responsibilities as such include, among other things, chairing any meeting of the independent directors in executive session.

As indicated in the company’s corporate governance principles, it is the company’s current intent that the chair not also concurrently hold the position of chief executive officer and, accordingly, the positions are separated. This allows the chief executive officer to focus on managing the company, and the chair, together with the lead director, to lead the board in providing advice to, and independent oversight of, management. We believe that this structure recognizes the time and effort that our chief executive officer is called to devote to his position, and facilitates the independent functioning of the board, thus enhancing the fulfillment of its oversight responsibilities, and setting the tone for the board in fostering ethical and responsible decision-making and sound corporate governance practices.

Stockholders and other interested persons that would like to communicate with the independent directors may send an e-mail to independentdirectors@resolutefp.com or send a written communication to: Resolute Forest Products Inc. Independent Directors, c/o Resolute Forest Products Corporate Secretary, 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada. The company’s corporate secretary will forward those communications to the intended recipients and will retain copies for the company’s records.

Regardless of the method of communication, no message will be screened or edited before it is delivered to the intended recipient(s), who will determine whether to relay the message to other members of the board.

Board’s Role in Risk Oversight

Management is responsible for assessing and managing risk, subject to oversight by our board. The board executes its oversight responsibility for risk assessment and risk management directly through its committees, as follows:

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Audit committee. The audit committee periodically reviews management’s plans to manage the company’s exposure to financial risk, and reports or makes recommendations on significant issues to the board. To the extent deemed appropriate in fulfilling its responsibilities, the audit committee also discusses and considers the company’s policies with respect to general risk assessment and risk management, major information technology and cybersecurity risk exposures, and reviews contingent liabilities and risks that could be material to the company, including major legislative and regulatory developments that could materially impact the company’s contingent liabilities.

•

Environmental, health and safety committee. The environmental, health and safety committee reviews the company’s outstanding and potential liabilities related to environmental, health and safety matters. It also reviews with management all significant environmental incidents or occupational accidents within the company and any event of material non-compliance. The committee monitors the company’s relationships with external environmental, health and safety regulatory authorities, which are critical to our business operations. The committee also periodically reviews the company’s strategies, activities, policies and communications regarding sustainability and other related matters and makes recommendations to the board.

•

Finance committee. The finance committee reviews at least annually a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the company’s subsidiaries, and related funding obligations. At least annually, the finance committee reviews the adequacy of management’s plans and processes to manage the company and its subsidiaries’ exposure to financial risks and the company and its subsidiaries’ insurance principles and coverage, including those associated with the use of derivatives, currency and interest rates swaps and other risk management techniques. The finance committee also reviews, as needed, the actual and projected financial situation and capital needs of the company, including as a result of the company’s business plan and strategy, cash plan, short-term investment policy, balance sheet, dividend policy, issuance or repurchase of company stock and capital structure (e.g., the respective level of debt and equity, the sources of financing and equity, the company’s financial ratios and credit rating policy).

•

Human resources and compensation/nominating and governance committee. The human resources and compensation/nominating and governance committee assists the board in discharging its responsibilities with respect to human resources strategy, policies and programs and matters relating to the use of human resources and also assists the board in fulfilling its responsibilities to ensure that the company is governed in a manner consistent with its by-laws and in the best interests of its stockholders. The human resources and compensation/nominating and governance committee also considers the impact of the company’s executive compensation program and the incentives created by the compensation awards on the company’s risk profile, and reviews all of the company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the company. The board believes that these roles are important in managing the company’s reputational risk.

The board does not view risk in isolation. Risks are considered in virtually every business decision, including those related to the company’s strategic plan and capital structure.

Director Qualifications, Nomination Process and Diversity Policy

We believe that each director should possess high personal and professional ethics, integrity and values, an inquiring and independent mind as well as practical wisdom, vision and mature judgment. He or she should also have substantial training and experience at the policy-making level in business, government, or education and/or expertise that is useful to the company and complementary to the background and experience of other board members, so that an optimum balance of expertise among members on the board can be achieved and maintained. In light of other business and personal commitments, he or she should also be willing and able to devote the required amount of time to diligently fulfill the duties and responsibilities of board membership, and be committed to serve on the board over a period of years to develop knowledge about the company’s operations.

With respect to the human resources and compensation/nominating and governance committee’s evaluation of nominee candidates, including those recommended by stockholders, the committee has no formal requirement or minimum standard for the evaluation of nominees. Rather, the committee considers each candidate on his or her own merits. But in evaluating candidates, some of the specific areas of expertise and experience that we believe to be important in light of our business are listed below; ideally, these areas should be represented by at least one board member:

•	professional services, such as lawyers, investment bankers and university professors;

•	politics/government relations;

•	management/operating experience, such as a chief executive officer, chief operating officer or senior manager; and

•	financial/accounting experience, such as a chief financial officer, certified financial analyst or professional accountant or analyst.

The applicable aspects of each director’s experience, qualifications and skills that the board considered in their nomination in light of the foregoing are included in their individual biographies below. It is also desirable that each member of the board has recent experience as a member of the board of at least one other company, preferably a public company. When evaluating the performance of the board and its members, the human resources and compensation/nominating and governance committee also considers tenure and board renewal aspects.

In 2020, the board adopted a formal written diversity policy both at board level and executive level. The board and the human resources and compensation/nominating and governance committee advocate diversity in the broadest sense, including diversity of experience, expertise and personal characteristics, such as the representation of men and women at the board level. Diversity is important because we believe a variety of points of view contribute to a more effective decision-making process. While maintaining the appropriate mix of skills and experience reflecting the strategic needs of the business and the nature of the environment in which the company operates, the human resources and compensation/nominating and governance committee shall actively seek out a broad pool of candidates for board positions from diverse ethnic, race, gender and cultural background. The board will strive to maintain a minimum of 25% representation each of men and women. Currently there are two women on the board and with the proposed candidates all being elected at the annual meeting, the board will have a 29% representation of women.

The company also considers diversity of personal characteristics an important element within its executive leadership. Accordingly, diversity, inclusive of the representation of men and women, is a key factor in the company’s talent management strategy, which seeks to identify, mentor and develop current executives and employees for more senior positions within the organization. As part of its mandate to monitor the talent management strategy, the human resources and compensation/nominating and governance committee ensures that policy objectives are applied when implementing the talent management strategy and when identifying and evaluating internal or external candidates for executive leadership positions.

Stockholders who wish to submit director candidates for consideration by our human resources and compensation/nominating and governance committee at the 2022 annual meeting may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada no earlier than February 20, 2022, and no later than March 22, 2022.

Meetings and Committees

The board met eight times in 2020. No incumbent director attended fewer than 100% of the number of regular and special meetings of the board and no incumbent director attended fewer than 98.7 % of the aggregate number of regular and special meetings of the board and of the committees on which the director sits.

We expect each director to attend all regular board meetings, all meetings of the committee(s) on which the director sits and all annual and special meetings of stockholders. All directors standing for reelection attended last year’s annual meeting of stockholders. For detailed attendance information for incumbent directors, please see their individual biographical information below.

The board has adopted a written charter for each of its four standing committees: the audit committee, the human resources and compensation/nominating and governance committee, the environmental health and safety committee and the finance committee. Each committee’s charter is available on our website at www.resolutefp.com/about_us/corporate_governance.

Audit Committee

The members of the audit committee are: Jennifer C. Dolan, Suzanne Blanchet, Alain Rhéaume and Michael S. Rousseau (chair). Richard D. Falconer was also a member of the audit committee until May 12, 2020. The board has determined that each member of the audit committee is “independent” in accordance with the NYSE’s corporate governance standards, our by-laws and rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The board has determined that each member qualified as an “audit committee financial expert” in accordance with SEC rules.

The audit committee oversees our financial reporting, internal controls and audit function process on behalf of the board. Its purposes and responsibilities include:

•	Monitoring the integrity of our financial reporting process, systems of internal control and financial statements.

•	Monitoring the independence and qualifications of our independent registered public accounting firm.

•	Overseeing the audit of the company’s financial statements.

•	Monitoring the performance of our internal audit function and independent registered public accounting firm.

•	Monitoring our compliance with legal and regulatory requirements that could have an impact on the company’s financial statements.

•	Fostering open communications among the board, management, the independent registered public accounting firm and internal auditors.

•	Reviewing management’s plans to manage the company’s exposure to financial risk and report or make recommendations on significant issues to the board.

•	Overseeing other matters mandated by applicable rules and regulations as well as listing standards of the NYSE.

The audit committee met eight times in 2020.

Environmental, Health and Safety Committee

The members of the environmental, health and safety committee are: Suzanne Blanchet (chair), Randall C. Benson, Jennifer C. Dolan and Bradley P. Martin. The environmental, health and safety committee monitors the policies, management systems and performance of the company’s environmental and occupational health and safety matters on behalf of the board.

The primary responsibilities of the environmental, health and safety committee include:

•	Reviewing the adequacy of the environmental, health and safety programs and performance of the company.

•	Reviewing annually the company’s environmental, health and safety (i) vision and policies and (ii) strategies and objectives.

•	Reviewing outstanding and potential liabilities for environmental, health and safety matters.

•	Reviewing with management all significant environmental incidents or occupational accidents within the company and any event of material non-compliance.

•	Monitoring the company’s relationships with external environmental, health and safety regulatory authorities and with other stakeholders.

•	Reviewing the company’s strategies, activities, policies and communications regarding sustainability and other related matters.

The environmental, health and safety committee met four times in 2020.

Finance Committee

The members of the finance committee are: Randall C. Benson (chair), Suzanne Blanchet, Bradley P. Martin, Alain Rhéaume and Michael S. Rousseau. Richard D. Falconer was also a member of the finance committee until May 12, 2020. The primary responsibilities of the finance committee include:

•

Reviewing as needed the adequacy of management’s plans to manage the company’s exposure to financial risk and insurance principles and coverage, including those associated with the use of derivatives, currency and interest rate swaps and other risk management techniques.

•	Reviewing as needed the actual and projected financial situation and capital needs of the company.

•	Reviewing at least annually the company’s tax situation and tax strategy.

•	Reviewing as needed the company’s investor profile and related investor relations and stockholder services of the company.

•	Reviewing potential merger, acquisition, divestiture, joint venture and other similar transactions and capital expenditure projects to be submitted to the board.

•

Reviewing at least once a year a report prepared by management on the financial health, from an actuarial perspective, of the benefit plans of the company’s subsidiaries, and related funding obligations.

The finance committee met four times in 2020.

Human Resources and Compensation/Nominating and Governance Committee

The members of the human resources and compensation/nominating and governance committee are: Randall C. Benson, Jennifer C. Dolan, Alain Rhéaume (chair) and Michael S. Rousseau. Richard D. Falconer was also a member of the human resources and compensation/nominating and governance committee until May 12, 2020. The human resources and compensation/nominating and governance committee’s primary responsibilities include:

•	Human resources and compensation

•	Reviewing from time to time and approving the structure of the company’s executive compensation to ensure the structure is appropriate to achieve the company’s objectives.

•	Evaluating annually the chief executive officer’s performance and compensation, and participating in such evaluation as it relates to other executive officers of the company.

•	At least annually, working with the chair of the board and the chief executive officer to plan for chief executive officer succession and reviewing the succession planning with the board.

•	Recommending to the board the appropriate structure and amount of compensation for non-employee directors.

•	Periodically evaluating the company’s executive incentive plans and approving proposed amendments to executive benefit plans.

•	Reviewing and approving employment, severance and change in control agreements.

•

Considering the impact of the company’s executive compensation program and the incentives created by compensation awards on the company’s risk profile, and reviewing all of the company’s compensation policies and procedures.

•	Recommending to the board nominees to serve as officers of the company.

•	Corporate governance

•	Overseeing and monitoring compliance with the company’s code of business conduct.

•

Reviewing and overseeing related party transactions and conflicts of interest situations involving the company, its directors, executive officers, the chief accounting officer, and related persons, in consultation with the audit committee as appropriate.

•	Developing and recommending the company’s corporate governance principles to the board.

•	Making recommendations to the board regarding stockholder proposals and any other matters relating to corporate governance.

•	Board of directors and board committees

•	Annually evaluating the size and composition of the board.

•	Making recommendations to the board regarding any resignation tendered by a director that fails to receive a majority of the votes cast in an uncontested election.

•	Identifying and recommending qualified director candidates to the board and submitting a slate of nominees for election by stockholders at the annual meeting.

•	Considering director candidates proposed by stockholders in accordance with the company’s by-laws.

•	Ensuring a process by which the board can assess its performance.

•	Assessing the performance of each board committee annually, including a review of board committee charters.

The human resources and compensation/nominating and governance committee met five times in 2020.

DIRECTOR COMPENSATION

Director Compensation for 2020

Name	Fees Earned or Paid in Cash(1)(2)		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation	Total
Randall C. Benson	$86,625	(7)	$—	$—	$75,000	(8)	$21,687	$—	$183,312
Suzanne Blanchet	86,625	(7)	—	—	75,000	(8)	—	—	161,625
Jennifer C. Dolan	72,188		—	—	75,000	(9)	—	—	147,188
Richard D. Falconer(5)	34,688		—	—	75,000	(8)	13,361	—	123,049
Yves Laflamme(6)	—		—	—	—		—	—	—
Bradley P. Martin	216,563	(7)	—	—	75,000	(8)	54,217	—	345,780
Alain Rhéaume	105,875	(7)	—	—	75,000	(8)	—	—	180,875
Michael S. Rousseau	96,250	(7)	—	—	75,000	(8)	—	—	171,250

1.

Retainer fees of all directors were payable in cash, except those of Messrs. Benson, Falconer and Martin, who elected to defer all of their cash fees under the Resolute Forest Products Outside Director Deferred Compensation Plan or “director deferred compensation plan.” The amounts shown reflect a 15% reduction in fees for the second quarter of 2020.

2.	The director fees are paid quarterly.

3.

These amounts represent cash-settled awards granted to each outside director. On February 11, 2020, each outside director was granted an award with a fair value of $75,000 each and covering 23,734 stock units, subject to the Resolute Forest Products Equity Incentive Plan or “equity incentive plan.” The company determined the number of units by dividing the award value by the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the February 11, 2020 grant date, or $3.16.

Canadian directors received the award in the form of deferred stock units, or “DSUs,” and U.S. directors received the award in the form of restricted stock units, or “RSUs” (collectively, “2020 cash-settled awards”). The 2020 cash-settled awards vested in 25% tranches on the last day of each calendar quarter of 2020. The 2020 cash-settled awards for all directors active as of December 31, 2020, were fully vested. The value of each director’s 2020 cash-settled award based on the per-share closing trading price on the NYSE of shares of the company’s common stock on the last trading day of the year, December 31, 2020, or $6.54, is shown below in the table under “Equity Award Component.”

4.

These amounts represent “premium stock units” credited to the accounts of Messrs. Benson, Falconer and Martin under the director deferred compensation plan as a result of the deferral of their 2020 fees under this plan. The amount of the premium stock units is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on the last trading day of the year, December 31, 2020, or $6.54.

5.	Mr. Falconer resigned from the board effective May 12, 2020, due to retirement and his RSUs continued to vest through June 30, 2020.

6.

As permitted under SEC rules, all of Mr. Laflamme’s compensation from the company for 2020 is set forth in the Summary Compensation Table because he was a named executive officer in 2020. Mr. Laflamme did not receive any additional compensation for his service on the board.

7.

Mr. Martin serves as chair of the board. However, because Mr. Martin is not an independent director under SEC standards, the board appointed Mr. Rhéaume as lead director and approved an additional retainer for his service in this capacity. The “Fees Earned or Paid in Cash” column reflects the additional fees

Messrs. Martin and Rhéaume received in 2020 for these roles and additional fees Mr. Rhéaume receives as committee chair. The fees for Ms. Blanchet and Messrs. Benson and Rousseau reflect the additional fees for their roles as committee chairs.

8.	The 2020 cash-settled awards to Ms. Blanchet and Messrs. Benson, Falconer, Martin, Rhéaume and Rousseau were in the form of cash-settled DSUs.

9.	The 2020 cash-settled award to Ms. Dolan was in the form of cash-settled RSUs.

Cash Component

Compensation payable to the non-employee directors is based on an annual retainer fee, payable in cash in equal quarterly installments. The annual retainer fee has remained unchanged since 2011 at $75,000. In recognition of their added accountabilities, the board chair, lead director and committee chairs receive additional annual fees, payable in cash in equal quarterly installments. The additional annual fees also remained unchanged since 2011 at $150,000 for the board chair, $25,000 for the audit committee chair and $15,000 for the other committee chairs. The lead director receives an additional annual fee of $20,000. The company reimburses all directors for reasonable expenses incurred in connection with attending board and committee meetings. In response to the company’s capacity reduction for its wood products and paper segments due to the COVID-19 pandemic, the compensation committee recommended, and the independent members of the board approved, a quarterly retainer fee reduction of 15% for the non-employee directors for the second quarter. Effective for the third quarter, the full quarterly retainer fee was reinstated. The directors did not receive any additional fees to make-up for the 15% fee reduction during the second quarter.

Resolute Forest Products Outside Director Deferred Compensation Plan

Non-employee directors have an opportunity to defer all or a portion of their cash fees under the director deferred compensation plan. Fees deferred pursuant to the director deferred compensation plan are credited as DSUs for Canadian directors and as RSUs for U.S. directors. The number of deferred compensation DSUs and RSUs is determined by multiplying 110% times the amount of fees deferred and dividing this amount by the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the date the fees would otherwise be paid. This formula results in a 10% incentive (referred to in the director deferred compensation plan as the “premium stock units”).

The following table describes how DSUs and RSUs are vested and paid under the director deferred compensation plan:

Key Provisions	DSUs under Director Deferred Compensation Plan	RSUs under Director Deferred Compensation Plan
Vesting

•  Non-premium DSUs and RSUs are always 100% vested

•  Premium DSUs and RSUs vest one-third on March 31 of the first three calendar years following the year in which they are credited, but with automatic 100% vesting upon termination of board service for any reason other than cause

Form of Payment	Lump sum payment in cash	Installment payments in cash

Timing of Payment

•  If the director is subject to Code Section 409A, all non-premium DSUs and vested premium DSUs are paid as soon as administratively feasible after a termination of board service

•  If the director is not subject to Code Section 409A, all non-premium DSUs and vested premium DSUs are paid by December 15 of the calendar year following the calendar year of his or her termination of board service, unless the director provides advance written notice specifying an earlier settlement date

•  Generally, one-third of all non-premium RSUs and all vested premium RSUs are paid as soon as administratively feasible after each premium RSU vesting date

•  All non-premium RSUs and vested premium RSUs are paid as soon as administratively feasible after termination of board service for any reason other than cause before scheduled payment dates

Equity Award Component

In addition to the cash fee component of the directors’ compensation, to ensure the directors’ interests are aligned with those of the stockholders, we grant an annual equity-based award to each director. The 2020 equity award settles in cash. The human resources and compensation/nominating and governance committee (“compensation committee”) adheres to a policy that sets the grant date for the annual awards (whether granted as a stock-settled award or cash-settled award) as the eighth trading date after the release of fourth quarter earnings. For the 2020 cash-settled award, the grant date was February 11, 2020.

The 2020 annual cash-settled award and its terms are highlighted in the Director Compensation table above and the accompanying footnotes. In addition to the terms noted above, the following table describes how the 2020 annual cash-settled award is vested and settled:

Key Provisions	DSU Awards	RSU Awards

Vesting upon Termination of Service

•  Upon failure to be re-elected or mandatory retirement, pro rata vesting of DSUs or RSUs based on months of service in 2020 unless the board determines otherwise

•  Upon death or disability, accelerated vesting of the tranche of DSUs or RSUs scheduled to vest at the end of the calendar quarter of the director’s termination date

•  Upon termination for cause, forfeiture of all vested and unvested DSUs or RSUs

•  Upon any other termination (including resignation), forfeiture of all unvested DSUs or RSUs

Form of Settlement	Lump sum payment in cash	Installment payments in cash

Timing of Settlement	• Vested DSUs will be settled upon termination of board service	• Generally, vested RSUs will be settled in one-third increments on March 31 of 2021, 2022 and 2023 • Accelerated settlement upon termination of service for any reason other than cause

Cash Amount

•  Amount payable in cash based on the volume weighted average of the highest and lowest prices per share at which the company’s common stock was traded on the NYSE on each of the five business days immediately before the settlement date

The following table shows the annual awards (DSUs for Canadian directors and RSUs for U.S. directors) granted to the directors since their appointment on the board and the market value of each award at December 31, 2020. Each award had an initial grant value of $75,000. All awards are vested. At December 31, 2020, each active director continues to hold all shares settled for awards granted in prior years. The number of units below reflect the number awarded at grant plus dividend equivalents that were issued.

Name(1)	Grant Date	Number of Stock Units and Dividend Equivalents(2)	Market Value at 12/31/20(3)
Messrs. Falconer, Rhéaume and Rousseau at 12/31/20	04/08/11	3,188	$20,850
	02/27/12	5,749	$37,598
	02/18/13	6,419	$41,980
	02/11/14	4,553	$29,777
	02/16/15	4,788	$31,314
	02/15/16	21,199	$138,641
	02/13/17	19,171	$125,378
	02/12/18	11,292	$73,850
	02/12/19	9,352	$61,162
	02/11/20	23,734	$155,220
Ms. Blanchet at 12/31/20	02/12/19	9,352	$61,162
	02/11/20	23,734	$155,220
Mr. Martin at 12/31/20	08/06/12	3,869	$25,303
	02/18/13	6,419	$41,980
	02/11/14	4,553	$29,777
	02/16/15	4,788	$31,314
	02/15/16	21,199	$138,641
	02/13/17	19,171	$125,378
	02/12/18	11,292	$73,850
	02/12/19	9,352	$61,162
	02/11/20	23,734	$155,220
Ms. Dolan at 12/31/20	08/07/13	2,835	$18,541
	02/11/14	3,872	$25,323
	02/16/15	4,072	$26,631
	02/15/16	19,085	$124,816
	02/13/17	18,215	$119,126
	02/12/18	11,292	$73,850
	02/12/19	9,352	$61,162
	02/11/20	23,734	$155,220
Mr. Benson at 12/31/20	08/14/17	9,564	$62,549
	02/12/18	11,292	$73,850
	02/12/19	9,352	$61,162
	02/11/20	23,734	$155,220

1.	Mr. Laflamme’s equity awards are set forth in the Summary Compensation Table as permitted under SEC rules.

2.

Vested awards for the Canadian directors will be settled either in shares of common stock or cash upon termination from board service pursuant to the award agreements. Shares under the vested awards for the U.S. directors are being settled either in shares of common stock or cash pursuant to the award agreements, which provide for one-third of each award to be settled each year, beginning with the year after the award is vested.

3.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on December 31, 2020, or $6.54.

In addition, on January 9, 2011, and upon the company’s emergence from creditor protection proceedings, Messrs. Falconer, Rhéaume and Rousseau received a one-time option grant. The option award covered 9,302 shares with a $23.05 exercise price. The option was fully exercisable, but expired on January 9, 2021. Option awards are not a part of the directors’ annual compensation program.

Stock Ownership Guidelines

We have established stock ownership guidelines for directors to ensure that they are also stockholders, thereby aligning their interests with those of other company stockholders. Under the guidelines, each director must own shares or share equivalents of company stock equal to three times the annual cash retainer fee ($225,000 in total as of December 31, 2020). For purposes of the guidelines, all shares directly owned and deferred stock units (whether DSUs or RSUs, vested or unvested, and cash or stock-settled) are included in the calculation. Unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, the guidelines require directors to hold all shares received upon settlement of stock units (excluding shares sold to pay taxes associated with settled shares) and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require a director who does not meet the guidelines to purchase shares or share equivalents with the net proceeds of any cash-settled awards. To determine whether a director has met the stock ownership requirement, the shares or share equivalents held by each director are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement, while share equivalents are calculated on the basis of the higher of the (i) price at time of grant and (ii) fair market value of the common stock at the time of measurement.

As of December 31, 2020, all members of the board of directors, except Ms. Blanchet, own sufficient shares or share equivalents to meet the stock ownership requirement, based on the December 31, 2020 per-share closing price of $6.54. Ms. Blanchet continues to hold her shares or share equivalents pursuant to the guidelines, but did not meet the stock ownership requirement as of December 31, 2020, given her shorter tenure on the board.

RELATED PARTY TRANSACTIONS

The company’s corporate governance principles provide the framework under which we consider “related party transactions,” which are generally relationships and transactions involving more than $120,000 in any fiscal year in which the company is a participant and in which any director, executive officer, holder of more than 5% of our outstanding common stock or any of their immediate family members has a direct or indirect material interest. The human resources and compensation/nominating and governance committee, in consultation with the audit committee when appropriate, is responsible for implementing and overseeing policies and procedures for related party transactions and conflict of interest situations, and also reviews all related party transactions or potential conflict of interest situations involving the company, its directors, executive officers, the chief accounting officer and related persons. The board may also create special independent committees from time to time to review certain transactions, including related party transactions. The corporate governance principles provide that directors may not enter into a transaction with the company without first disclosing the transaction and obtaining advance approval by the board and the human resources and compensation/nominating and governance committee, and the director must recuse himself or herself from board consideration and decision on any such transaction.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis, or “CD&A,” summarizes our executive compensation philosophy and programs, the decisions made under those programs and any changes made to reflect our business objectives. While the executive compensation program is generally applicable to the president and chief executive officer and the senior management, this CD&A focuses on the compensation of our “named executive officers” for 2020:

•	Yves Laflamme, president and chief executive officer

•	Remi G. Lalonde, senior vice president and chief financial officer

•	John Lafave, senior vice president, pulp and paper sales and marketing

•	Richard Tremblay, senior vice president, pulp and paper operations

•	Jacques Vachon, senior vice president, corporate affairs and chief legal officer

Mr. Laflamme stepped down and retired from the position of president and chief executive officer effective as of 11:59 PM on February 28, 2021. On March 1, 2021, Mr. Lalonde was appointed to this position. These events were disclosed in a Form 8-K filed on November 10, 2020. Mr. Lalonde and the company finalized the terms of his employment and change in control agreements after the company’s Form 10-K was filed on March 1, 2021. In accordance with SEC rules, this CD&A and the information provided in the “Tabular Disclosure of Executive Compensation” following the CD&A describe the compensation in effect for their respective positions in 2020. However, because Mr. Laflamme stepped down and retired in 2021 and the announcement was made in 2020, the information provided under “Severance and Change in Control Arrangements” describes the actual payments made upon his termination.

Overview of Compensation Program

Our executive compensation program is designed to meet the following objectives:

•

Attract and retain team members with superior management ability, insight and judgment who will pursue the repositioning of the company for long-term growth, with a focus on operational excellence and the creation of a sustainable and diversified portfolio of products;

•

Motivate and reward the named executive officers for their contributions to the company’s growth and profitability on a short- and long-term basis by linking a significant portion of the compensation package to the achievement of specific financial measures and other company goals and objectives;

•

Encourage superior individual performance by recognizing individual performance in the short-term incentive plan and rewarding, through limited discretionary cash awards, demonstrated effectiveness and remarkable initiatives, namely behaviors that enhance overall corporate performance; and

•	Ensure a strong alignment between named executive officers and all stockholder interests.

To further these objectives, the following chart shows the primary compensation elements, which are further detailed under “Elements of Our Executive Compensation Program.”

In developing the executive compensation program, the compensation committee incorporates best practices, including the following:

•	Pay-for-performance philosophy

•	Use of an independent compensation consultant

•	Rigorous leadership assessments

•	Regular comparator group reviews for compensation benchmarking purposes

•	Target compensation in line with median level for comparator group

•	Formula to cap annual incentive compensation paid to the named executive officers and other senior vice-presidents

•	LTIP design with multiple, long-term and both absolute and relative measures, including total shareholder return
•	Stock ownership guidelines

•	A significant portion of the named executive officers’ direct compensation at risk

•	Double-trigger change in control provision for named executive officers

•	Recoupment policy in place

•	Annual say-on-pay vote by shareholders regarding executive compensation

•	Anti-hedging and anti-pledging policy in place

Executive Compensation Process

Role of the Compensation Committee

The compensation committee independently assesses the performance goals and objectives of the president and chief executive officer and makes recommendations to the board as to the amounts and individual elements of his total compensation. The independent directors of the board ultimately approve the final compensation package for the president and chief executive officer. For the other named executive officers, the compensation committee evaluates and approves all elements of total compensation. The compensation committee exercises discretion as needed for a given executive’s compensation.

Since 2014, the company implemented and uses an integrated leadership system designed to increase organizational capabilities. The leadership system is designed to:

•	Optimize the organization’s structure;

•	Clarify each employee’s role and accountabilities;

•	Provide a robust approach to evaluating employees’ demonstrated effectiveness and long-term potential;

•	Improve leadership practices to enhance each employee’s opportunity to drive success individually and, ultimately, for the company;

•	Better link compensation to individual performance; and

•	Improve the succession-planning process.

By focusing on providing the right tools for individual success, the company strives to provide its employees with the means to reach their full potential and, therefore, enhance shareholder value, product quality for our clients, and the health and safety of our employees.

As part of this system, each year, the named executive officers reporting to the president and chief executive officer are appraised on three elements: mastery of their basic roles, remarkable initiatives and behaviors that can have an adverse effect on their own effectiveness or on the team. The appraisal reviews also identify areas for improvement. These reviews influence the adjustments made to the compensation amounts of these named executive officers.

Role of the Independent Compensation Consultant

Consistent with its authority under its charter, the compensation committee selects and retains its own independent advisors to provide guidance on the competitiveness and appropriateness of the compensation programs for the named executive officers. For 2020, the compensation committee retained Hugessen Consulting to provide this advice. In 2020, Hugessen Consulting’s aggregate fees were $19,688 (converted from Canadian dollars to U.S. dollars based on the average exchange rate for 2020, or $0.7462).

As more fully described below, Hugessen Consulting assists the compensation committee in benchmarking certain elements of the executive compensation program against the company’s comparator groups (described below) and advises on the risk elements of the program. Hugessen also provides management advice on these matters, as directed by the chair of the compensation committee. While internal and external information and advice have been used in the ongoing assessment of the executive compensation programs, the compensation committee and the independent members of the board retained the full responsibility for all decisions related to the company’s compensation programs and plans as well as their implementation.

Role of Management

The compensation committee and the president and chief executive officer meet to discuss his performance against the objectives established for him in the beginning of the year. The compensation committee reviews his performance and shares its evaluation with the president and chief executive officer.

The president and chief executive officer provides the compensation committee with his feedback on the performance of the other named executive officers. While the compensation committee considers the president and chief executive officer feedback and any recommendations, the compensation committee makes the final determinations of the compensation decisions for the named executive officers.

Timing of Compensation Decisions

The compensation committee evaluates total direct compensation (comprising of base salary and short-term and long-term incentives) against the median level of the company’s comparator groups. It makes its compensation decisions on various elements at different times in the year:

January 2020	•	Recommended for approval and the independent members of the board of directors approved, the 2019 short-term incentive plan (“STIP”) payout, the terms of the 2020 STIP and payout of the 2016 performance stock unit award

February 2020	•	Reviewed the main elements of the executive compensation program, including perquisites, to assess any changes to the program
	•	Reviewed named executive officers’ compliance with stock ownership guidelines

May 2020	•	Recommended for approval and the independent members of the board of directors approved base salary reductions for the second quarter in response to negative COVID-19 impacts on the company.

	•	Recommended for approval and the independent members of the board approved base salary adjustments for certain named executive officers effective for August 1, 2020

October 2020	•	Recommended for approval and the independent members of the board approved the annual equity grant for named executive officers
	•	Reviewed the assessment, made by the president and chief executive officer, of the performance of the other named executive officers

December 2020	•	Evaluated the compensation risk assessment

February 2021	•	Recommended for approval and the independent members of the board of directors approved the 2020 STIP payout, the terms of the 2021 STIP and payout of the 2017 performance stock unit award

2020 Say-on-Pay Vote

Stockholders approved our executive compensation with 91.67% of the votes cast in favor of the non-binding resolution approving executive compensation, or the “say-on-pay” vote, at the 2020 annual meeting of stockholders.

Setting Compensation Levels — Benchmarking Data

Our executive compensation structure adheres to a pay-for-performance framework with a mix of cash and non-cash elements. There is no formal policy for allocating a certain percentage of pay between cash and non-cash or short-term or long-term pay. The compensation committee favors a mix that is more weighted to variable pay through a STIP and a LTIP, which puts a significant portion of compensation at risk. The following shows the intended mix for the three main elements of pay.

President and Chief Executive Officer	All Other Named Executives

The weighted mix, as shown above, is based on the following assumptions: (i) base salary in effect at December 31, 2020; (ii) a 2020 STIP target payout of 100% of base salary; (iii) the value of the annual equity grants (described below) based on 125% of base salary (225% for the president and chief executive officer (including Mr. Lalonde in anticipation of his March 1, 2021, appointment)); and (iv) assuming a fixed exchange rate between the Canadian and U.S. dollars throughout the year.

The compensation committee regularly assesses the competitiveness of aggregate total direct compensation (base salary, target short-term incentive and long-term incentives) and each element individually for the named executive officers. To make this assessment, the compensation committee uses market data based on two comparator groups: an industry comparator group and a blended comparator group.

Industry Comparator Group		Blended Comparator Group
12 industry peers (3 Canadian companies and 9 U.S. companies)[1]:		48 companies representing a blend of 15 Canadian companies and 33 U.S. companies,[2] based on Willis Towers Watson’s databank, selected based on the forest and paper products industry and revenues in certain commodity and other industrial industries
Bemis Company Inc. Canfor Pulp Products, Inc. Cascades Inc. Clearwater Paper Corporation Domtar Corporation Graphic Packaging Holding Company	KapStone Paper and Packaging Corporation Louisiana-Pacific Corporation Packaging Corporation of America P. H. Glatfelter Company Sonoco Products Company Western Forest Products Inc.

1.

The comparator group was initially developed by focusing on publicly traded companies with headquarters, operations and sales in Canada and the U.S. that are in the paper packaging, paper or forest products industry. To further narrow the industry comparator group, the company identified the companies with revenue and a total enterprise value between 1/3 to three times that of the company’s revenue and total enterprise value. Finally, the group was refined to its final 12 companies based on peer size with a focus on paper products and packaging companies that have a majority of U.S.-based sales and substantial sales of coated papers, wood products and pulp products. While revenue size is a primary criteria for narrowing the industry comparator group and Western Forest Products Inc. is outside of the revenue criteria, its focus on specialty paper and as lumber producer located in Canada made it an appropriate industry peer.

2.

In the blended comparator group, only one company appeared in both the Canadian and U.S. company groups. The 25 U.S. companies and 15 Canadian companies in the blended comparator group also included nine of the industry comparator group companies.

The compensation committee updates the information regularly, with the last update in 2018. In consultation with Hugessen, because the compensation committee reassessed the comparator groups and market data in 2018, the compensation committee used the 2018 comparator group market data, as adjusted for 2019. The adjusted 2019 was increased by 1.75% when making its compensation assessments in 2020.

While total direct compensation for each named executive officer was compared against both comparator groups each time a comparable position existed in both groups, the compensation committee assessed compensation adjustments against a given comparator group for each named executive officer. In addition, when benchmarking to either comparator group, the comparison was made based on position, on a currency neutral basis, and against the median for the respective comparator group.

The following chart shows the resulting comparisons against the respective comparator group, using salary levels in effect after the August 2020 base salary adjustments described further below under Base Salary.

Level	Comparator Group	Base Salary	Short- Term Incentive (at Target Payout)	Target Total Cash	Equity Award Value	Total Direct Compensation
President and chief executive officer	Industry[1]	Below Median	Below Median	Below Median	Below Median	Below Median

Senior vice president and chief financial officer	Blended[2]	Below Median	Above Median	Below Median	Below Median	Below Median

Senior vice president, pulp and paper sales and marketing	Blended[2]	In Line Median	Above Median	Above Median	Above Median	Above Median

Senior vice president, pulp and paper operations	Industry[1]	Below Median	Above Median	Above Median	Below Median	Above Median

Senior vice president, corporate affairs and chief legal officer	Blended[2]	Below Median	Above Median	Above Median	Below Median	Below Median

1.

The industry comparator group was appropriate for these positions because the positions require specific knowledge of the forest products industry to implement the company’s strategic plans. The position for the president and chief executive officer was matched with the chief executive officer at the comparator companies. The positions of senior vice president, pulp and paper operations was matched with the business unit group head among the comparator companies.

2.	The blended comparator group was appropriate for these positions because each of these positions perform corporate functions and have a skill set that is transferable across industries.

Elements of Our Executive Compensation Program

The following highlights the elements of the company’s executive compensation program and the basis for the elements.

Base salary

We provide named executive officers with a level of assured cash compensation in the form of base salary. The compensation committee considers future adjustments in base salary as a result of changes in accountabilities and performance, including progression in mastery of the defined roles, or if other circumstances warrant a change in base salary. When considering base salary adjustments, the compensation committee takes into account the demonstrated effectiveness appraisal rating of the named executive officers reporting to the president and chief executive officer.

In response to the company’s capacity reduction for its wood products and paper segments due to the COVID-19 pandemic, the compensation committee recommended, and the independent members of the board approved, base salary reductions ranging from 5% to 15% for the named executive officers effective from April 1, 2020 through June 30, 2020. Effective July 1, 2020, the base salary levels that were in effect before April 1, 2020 were reinstated. The named executive officers did not receive any additional base salary to make-up for the base salary reductions that were in effect during the second quarter.

When assessing the annual adjustments, the compensation committee also considers the base salary ranges for the comparator groups to assess each officer’s proximity to the median for the comparator groups. Following the compensation committee’s review of the benchmarking data and the performance assessment for all named executive officers, the compensation committee recommended, and the independent members of the board approved, effective August 1, 2020, base salary adjustments for the named executive officers as follows: a 1.75% base salary increase for Messrs. Laflamme and Vachon, a 1.50% base salary increase for Messrs. Lafave and Tremblay and a 11.89% base salary increase for Mr. Lalonde. When Mr. Lalonde was appointed senior vice president and chief financial officer in 2018, his base salary was established at a level materially lower than the peer group benchmark. While a further adjustment was made in 2019, Mr. Lalonde’s base salary remained materially lower than the peer group. The 2020 salary adjustment was intended to narrow the gap between Mr. Lalonde’s base salary and the benchmark.

The compensation committee established a currency policy in 2014 to address currency fluctuations that can impact parity among its named executive officers. Base salary is established assuming parity in Canadian and U.S. dollars, with a portion paid in Canadian dollars and a portion paid in U.S. dollars based on the geographic location of the company’s pulp, paper and tissue production capacity as of the prior December 31. As a result, for 2020, 68.9% of an executive’s salary was paid in Canadian dollars and 31.1% in U.S. dollars. Except for Mr. Laflamme who is paid in U.S. dollars, the numbers shown in the Summary Compensation Table have been converted to U.S. dollars at exchange rates disclosed in the footnotes to the table. For 2021, the portion of base salary paid in Canadian dollars versus U.S. dollars will be 63.5% and 36.5%, respectively, based on the geographic mix of the company’s pulp, paper and tissue production capacity as of December 31, 2020.

2020 STIP

The annual short-term incentive plan rewards the eligible named executive officers for the achievement of the following performance measures that reflect the company’s business strategy and factors driving shareholder value:

•	Generating targeted income from operations;

•	Controlling selling, general and administration costs, or “SG&A costs;”

•	Improving safety performance; and

•	Improving environmental performance.

The 2020 STIP primarily focused on rewarding individuals for achieving our business objectives while balancing stockholder return.

To determine the full STIP payout, two amounts are determined – one amount is attributable to achievement of company performance goals and a second amount is attributable to individual performance. The two amounts are added together for a final STIP payout amount.

To determine the amount attributable to achievement for the company performance goals, the eligible named executive officer’s STIP compensation target is first multiplied by the actual percentage payout for the company performance metrics. This amount is further multiplied by 85%.

To determine the amount, if any, attributable to individual performance, the eligible named executive officer’s STIP compensation target is multiplied by the actual percentage payout for the company performance metrics and by a percentage up to 30% reflecting the executive’s individual payout factor. The individual payout factor is qualitative and is based on the executive’s achievement of goals, exceptional personal or team contribution or results, level of demonstrated effectiveness in the role and remarkable initiatives, subject to the individual performance STIP pool. For the eligible named executive officers and other senior vice presidents, the individual performance STIP pool is the sum of all eligible executives’ base salary, multiplied by the actual achievement of the company performance metrics, further multiplied by 15%.

For 2020, the total amount payable to the eligible named executive officers and the other senior vice presidents, as well to certain other eligible employees for the portion of their incentive attributable to the achievement of business objectives, is further limited to 5% of free cash flow. The limit applied even if performance levels were achieved. For this purpose, free cash flow is defined as net cash provided by operating activities, less asset maintenance capital expenditures, adjusted for special items.

Unless the compensation committee determines otherwise, named executive officers remain eligible for prorated awards if they retire during the year or are terminated other than for cause after July 1, 2020. Named executive officers who voluntarily resign or are terminated for cause before payment is made will not be eligible. The company may adjust financial and cost metrics, and may adjust any and all awards in its discretion. Awards are discretionary and subject to modification until they are made, including increases, decreases, cancellations, deferrals and other conditions, even if performance levels have been met. For the eligible named executive officers, payout levels were established as a percentage of base salary (as in effect on December 31, 2020). No officer or individual was guaranteed a minimum payout under the 2020 STIP. The 2020 STIP also provided authority to the compensation committee to adjust or cancel awards under the 2020 STIP at its discretion.

2020 STIP Payout Levels (Percentage of Base Salary at 12/31/20)

Threshold	Target	Maximum
42.5%	100%	172.5%

In establishing the payout percentages, the compensation committee used benchmarking data from its comparator groups. In general, the incentive target of 100% is above the median for our comparator groups, but, combined with the 5% of free cash flow limit on STIP payments described above plus lower base salary levels in its comparator groups, reflects the compensation committee’s adherence to conditioning a significant portion of pay on company performance. The 42.5% threshold payout level assumes a percentage payout for the company performance metrics of 50% multiplied by 85% attributable to achievement of business objectives and no amount attributable to individual performance. The 172.5% maximum payout level assumes a percentage payout for the company performance metrics of 150% multiplied by 115%, 85% being attributable to achievement of business objectives and 30% being attributable to individual performance.

The table below sets forth the performance measures approved by the compensation committee for the 2020 STIP that apply to the eligible named executive officers, the associated weight given to each measure and the business objective to which it relates.

Performance Measure	Weighting	Business Objective/Core Value
Income from operations	55%	Maximizing profitability
SG&A cost control	20%	Maximizing profitability
Safety — Frequency Rate (15%) and Severity Rate (5%) of Incidents	20%	Continuous improvement of safety performance
Environmental Incidents	5%	Continuous improvement of environmental performance

The eligible named executive officers earned a 2020 award at 139% of their annual base salary based on weighted company performance measures. As a result of the 5% of free cash flow limit on the STIP payout to certain eligible employees, the respective 2020 STIP payouts based on company performance metrics were reduced as shown in the table below. The STIP amounts set forth in the Summary Compensation Table reflect the full value of each eligible named executive officer’s STIP award, including the amount attributed for individual performance.

Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Actual Payout Percentage by Performance Measure	Weight	Weighted Payout Percentage Before Overall Cap of Free Cash Flow(1)	Weighted Payout Percentage After Overall Cap of Free Cash Flow(1)
Income from operations	$105.3M	$131.6M	$157.9M	$179.2M	150%	55%	83%	75%
SG&A cost control	$129.0M	$125.0M	$122.0M	$110.6M	150%	20%	30%	27%
Safety — Frequency Rate(2)	0.70	0.60	≤.50	0.62	93%	15%	14%	13%
Safety — Severity Rate(3)	20	17	≤15	16.8	103%	5%	5%	5%
Environmental Incidents(4)	20	18	≤15	13	147%	5%	7%	7%

All measures						100%

1.	Expressed as a percentage of annual base salary.

2.

The frequency of safety incidents is the OSHA incident rate measured by the number of recordable incidents (lost time plus temporary assignments or restricted work plus medical treatments), multiplied by 200,000 and divided by the total number of hours worked. The payout is the weighted average of the operations’ results.

3.

The severity of safety incidents is measured by the number of days lost due to lost time incidents and incidents resulting in temporary assignments or restricted work, multiplied by 200,000 and divided by the total number of hours worked. The payout is the weighted average of the operations’ results.

4.

Environmental incidents are measured by the number of Class 1 & 2 environmental incidents. Class 1 environmental incidents are high severity incidents with risk of significant adverse environmental impact, contamination, liability, damage to the company’s reputation and/or legal action and fines. Class 2 environmental incidents are reportable incidents, non-administrative infractions, regulatory audit findings and conditions that have a moderate risk of potential adverse impact, contamination, liability or damage to the company’s reputation. The payout is the weighted average of the operations’ results.

On February 3, 2021, the independent members of the board approved the 2021 STIP with substantially the same performance measures for corporate performance as the 2020 STIP. For the 2021 STIP, income from operations was retained as a performance measure but with a reduced weighting, from 55% to 40%. The independent members of the board approved three additional metrics with the following weightings: productivity (7%), fixed costs (4%), and usage of variable components (4%).

Individual Discretionary Awards

The independent members of the board of directors have historically focused on rewarding achievement of certain levels of performance based on corporate measures under the short-term incentive plan. With the implementation of an integrated leadership system, they have considered whether they should exercise their discretion in granting cash awards for individual performance on a limited basis. When granted, the awards are discretionary and intended to reward high effectiveness in an individual’s role and/or remarkable initiatives. Remarkable initiatives are measured based on three criteria: intensity, integration and innovation. At management’s recommendation, the committee did not approve any individual discretionary awards be granted to the named executive officers for 2020.

LTIP

The compensation committee grants equity awards as a long-term incentive and a significant portion of an executive’s total compensation package. With a significant portion of compensation tied to equity, the compensation committee believes that named executive officers can stay focused on maximizing stockholder value over the long term. Since 2014, the annual equity award consists of an equity mix of 50% in RSUs and 50% in performance share units (“PSU”s). This combination emphasizes (i) the retention element of the equity awards, (ii) the “at risk” nature of the equity awards, and (iii) the tie to company performance for the PSUs.

For the named executive officers, the compensation committee made an annual equity award grant at its October 2020 meeting. It has a policy to set the grant date for annual awards in advance without regard to anticipated earnings or other major announcements and as a precaution against potential claims that equity awards are made at a time when the company and named executive officers are in possession of material non-public information. The compensation committee policy sets the grant date for the named executive officers’ annual awards as the eighth trading date after the release of third quarter earnings. This year’s annual equity award was approved by the independent members of the board with a November 16, 2020 grant date.

The size of the equity awards is based on a percentage of salary. While the compensation committee has discretion to adjust the size of the equity awards for an executive’s performance, the compensation committee chose not to exercise this discretion in respect of the 2020 annual equity award. The independent members of the board granted Mr. Laflamme an equity award with a value equal to 225% of his base salary and the other named executive officers, except Mr. Lalonde, equity awards with a value equal to 125% of their base salaries. In recognition of Mr. Lalonde’s appointment as chief executive officer, Mr. Lalonde received an equity award with a value equal to 225% of the base salary established for his new role.

The equity awards for the named executive officers are stock-settled and are subject to certain individual stock limits under the LTIP as an anti-dilution measure. The number of RSUs and PSUs awarded under the 2020 annual equity grant for the named executive officers was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 16, 2020 grant date, or $4.97. However, using this formula, the number of RSUs and PSUs covered by Mr. Laflamme’s equity award would have exceeded the LTIP individual stock limits. As a result, Mr. Laflamme’s awards for 2020 were limited to 200,000 RSUs and 200,000 PSUs. To allow Mr. Laflamme to realize the full potential of his award value, the independent members of the board also granted Mr. Laflamme a cash-settled RSU award covering 24,940 RSUs.

The stock-settled RSU award will vest 25% on December 1 of each of the four calendar years after the year of grant for a 48 month vesting period. Mr. Laflamme’s cash-settled RSU will vest, ratably, on December 1 of each of the three calendar years after the year of grant for a 36 month vesting period (see the “Potential Payments Upon Termination” for a description of the applicable terms of the equity awards in connection with Mr. Laflamme’s departure on February 28, 2021). The three calendar year vesting period for cash-settled RSUs is intended to comply with Canadian tax law. For each vested cash-settled RSU at settlement, Mr. Laflamme will receive an amount in cash equal to an average market value. For this purpose, average market value is equal to the volume weighted average of the highest and lowest prices per share at which our common stock is traded on the New York Stock Exchange on each of the five business days immediately preceding each vesting date.

In contrast, the 2020 PSU award will vest on February 28, 2024, and will be earned and payable as follows. Payout of the 2020 PSU award is based on achievement of the following two metrics which have different weightings. Multiple metrics balances both market performance and financial performance. Each performance measure has a payout range of 0% to 200%.

Performance Measure	Weight	Business Objective
Total shareholder return (“TSR”)	50%	Relative measure to peers; tracks shareholder experience
Return on strategic investments	50%	Direct link to financial priorities and efficient use of capital

TSR will be measured against a peer group and will payout depending on relative performance as follows:

TSR vs. Peers During the Performance Period	20 percentage points below median	10 percentage points below median	Median	10 percentage points above median	20 percentage points above median
Payout	0%	50%	100%	150%	200%

Relative TSR will be measured each calendar year in the performance period. The payout levels for each calendar year will be divided by three to determine final payout of the TSR measure. However, if the company’s TSR is negative over the performance period, payouts that otherwise would have been more than 100% of target will be capped at 100% of target.

The peer group for measuring relative TSR includes the following companies, which has and may be adjusted as the compensation committee, in its sole discretion, deems appropriate. The peer group was determined by focusing on Canadian and U.S. public companies in the same business segments with more than 50% of sales generated from pulp, lumber, paper and/or tissue to provide alignment with our segment mix and business exposure. The peer group was calibrated to limit overexposure to any one segment. This peer group is different from the peer group used for compensation benchmarking which focuses on peers in similar industries with revenues and total enterprise value within a reasonable range of those of the company.

Canfor Corp	Rayonier Advanced Materials
Clearwater Paper Corp	Verso Corp — A
Domtar Corp	West Fraser Timber Co. LTD
Interfor Corp	Western Forest Products Inc.
Mercer International Inc.

The second measure focuses on the return on investment for strategic projects approved on or after January 1, 2018. Total payout will be calculated using a weighted average. Capital projects included for this performance measure include all wood products projects with an appropriation of funds greater than $500,000, pulp and paper projects with an appropriation of funds greater than $1,000,000 and corporate projects with an appropriation of funds greater than $1,000,000 and an assigned internal rate of return.

Original internal rate of return (“IRR”) vs. Actual IRR	< 80% of original IRR	90% of original IRR	100% of original IRR	110% of original IRR	> 120% of original IRR
Payout	0%	50%	100%	150%	200%

All of the equity awards contain customary provisions for accelerating vesting upon certain terminations and events, such as death and disability, all as further described in the narratives to the Summary Compensation Table. In all cases, the number of PSUs payable will be determined by actual performance results, subject to an individual maximum stock payout of 200,000 shares.

In addition, if a named executive officer retires, the equity awards — both RSUs and PSUs — may continue to vest. This feature is intended to attract and retain management with significant experience and encourage named executive officers to postpone retirement. As a result, if a named executive officer retires at least six months after the grant date, he will be permitted to continue vesting in the award. For this purpose, “retirement” means the named executive officer is at least age 58 with at least two years of service, and the sum of his age and years of service equals or exceeds 62.5. In addition, the named executive officer must not be entitled to receive a severance package.

Retirement Plans and DC Make-Up Program

For 2020, the named executive officers earned retirement benefits only under a tax-qualified retirement plan, subject to either Canadian or U.S. law. The tax-qualified retirement plans are offered to all eligible employees (not just named executive officers).

Since 2012, the company has not offered any supplemental retirement plan that allows named executive officers to currently accumulate, on a tax-deferred basis, additional retirement income. However, company contributions are limited in amount and type under the tax-qualified plans and the company believes named executive officers should receive the benefit of the plans without regard to the limits. For simplified administration, since 2012, under the DC Make-Up Program, the company pays named executive officers a cash payment equal to the company contributions prescribed under the applicable tax-qualified plan formulas that exceed statutory limits. In addition, Canadian named executive officers receive a cash payment equal to the employer contribution they would have received on their annual incentive awards as if the broad-based plan had provided an employer contribution on these awards. The DC Make-Up Program does not allow named executive officers to accumulate earnings on a deferred basis. The named executive officers pay tax on the cash payment and no gross-up or other earnings are provided on these payments. When combined with the company contributions received under the tax-qualified plans, Messrs. Laflamme, Lafave and Vachon each received an aggregate 2020 defined contribution program benefit totaling 10% of their compensation. Messrs. Lalonde and Tremblay received an aggregate 2020 defined contribution program benefit totaling 9% and 9.5% of their compensation, respectively.

Even though the company does not offer any supplemental retirement benefits that accumulate on a tax-deferred basis currently to named executive officers, Messrs. Laflamme and Vachon previously earned supplemental defined benefits under company plans that were terminated effective upon the company’s 2010 emergence from creditor protection proceedings. The supplemental defined benefits were reinstated under new arrangements pursuant to the plans of reorganization for Messrs. Laflamme and Vachon, and other employees who waived and forfeited all claims they had or may have had in the creditor protection proceedings in respect of any terminated supplemental retirement plan. The reinstated benefits are provided solely to honor prior contractual obligations, but with all supplemental defined benefits frozen as of December 31, 2010 based on service and earnings up to that date. None of the other named executive officers have any reinstated supplemental retirement benefits.

Benefits provided through defined benefit plans are described more fully under “Pension Benefits”. The defined contribution plan benefits are described under “DC Make-Up Program”.

Severance and Change in Control Arrangements

We believe that the company should provide reasonable severance benefits to its employees in the event of an involuntary termination without cause. With respect to the president and chief executive officer and the senior vice presidents, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Severance benefits should help provide an opportunity for the company and former employees to part ways in an efficient and effective manner.

In the event of a change in control, we believe that the interests of stockholders will be best served if the interests of the named executive officers are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of named executive officers to pursue potential change in control transactions that may be in the best interests of stockholders.

For each named executive officer except for Messrs. Laflamme and Lalonde, severance protection is provided pursuant to the company’s executive severance policy. Mr. Laflamme’s employment and change in control agreements provide him with severance protection, the terms of which have been disclosed in required SEC filings. Effective March 1, 2021, Mr. Lalonde will receive severance protection pursuant to employment and change in control agreements, the terms of which are disclosed in required SEC filings. The severance pay and benefits offered under the executive severance policy and Messrs. Laflamme’s and Lalonde’s employment and change in control agreements are described later under “Severance and Change in Control Arrangements.”

Perquisites

Perquisites are a small part of a named executive officers compensation. They are designed to give the executive officers flexibility in selecting the perquisites that are suitable to their needs for a given year, provide additional medical coverage and, if applicable, limit the executive’s tax liability to the liability in the executive’s home country. In short, the perquisites are:

•

A fixed annual allowance intended to cover expenses for fiscal and financial advice, and such other perquisites as chosen by the executive. If an executive is not covered by the company’s Frequent Business Travelers Policy, then the annual allowance may also be used for tax preparation fees. A fixed allowance balances the market practice of providing a certain level of perquisites with controlling costs to ensure the perquisites are not excessive.

•	Comprehensive annual medical examination as well as a medical concierge service to allow for coordination of health needs in the event of medical issues, including while traveling abroad.

•

If any of the named executive officers are subject to taxation in both Canada and the U.S. as a result of their business travel, he is provided a payment under the company’s Tax Equalization Policy generally equal to the difference between his respective home tax liability and actual taxes paid, as well as a gross-up on that difference.

The compensation committee has discretion to approve additional perquisites from time to time. The named executive officers are responsible for any tax consequences related to their use and receipt of the perquisites.

Other Compensation Policies

Stock Ownership Guidelines

The compensation committee adopted stock ownership guidelines for its senior management, including each of the named executive officers, and certain of its vice presidents. The ownership guideline is a multiple of the executive’s base salary. Under the guidelines, the president and chief executive officer must own shares or share equivalents of company stock equal to 4.5 times base salary while the other named executive officers must own shares or share equivalents of company stock equal to 2.5 times base salary. For purposes of the guidelines, all shares directly owned and unvested RSUs are included in the calculation. PSUs and unexercised stock options are not included in the calculation. Until the stock ownership requirement is met, named executive officers must hold all shares (excluding shares withheld for taxes) received upon settlement of RSUs and PSUs and a number of shares equal to 50% of any gain realized upon option exercise. In 2017, the compensation committee updated the guidelines to require an executive who does not meet the guidelines to purchase shares with the net proceeds of any cash-settled awards.

To determine whether a named executive officer has met the stock ownership requirement, each named executive officer’s base salary is converted to U.S. dollars using the exchange rate at the time of measurement. The shares or share equivalents held by the named executive officer are calculated on the basis of the higher of the (i) price at time of settlement and (ii) fair market value of the common stock at the time of measurement. For each unvested RSU, the higher of the (i) grant value and (ii) fair market value of the common stock at the time of measurement is used in the calculation. The compensation committee annually reviews the extent to which the named executive officers have met the stock ownership requirement. As of December 31, 2020, each named executive officer held their shares in compliance with the guidelines and met the stock ownership requirement consistent with their position as of such date.

Recoupment Policy

The company has maintained a recoupment policy since 2013, which applies to the named executive officers and all other current and former Section 16 officers of the company. In general, excess incentive and/or equity compensation is subject to recoupment if the company is required to restate its financial statements due to material noncompliance with a financial reporting requirement, whether or not as a result of misconduct by one or more officers covered by the policy. The company’s recoupment policy applies a look back to recoup such compensation received during the three year period before the date on which the company is required to prepare a restatement. The company also has discretion to recoup incentive and/or equity compensation paid to an officer who engages in misconduct in the performance of his duties, regardless of whether the misconduct involves a restatement of its financial statements. The company has the discretion to make all determinations under the policy.

Anti-Hedging and Anti-Pledging Policy

The company has adopted a policy prohibiting directors, officers and employees holding a title or function of vice president and higher from engaging in hedging, pledging, short selling or monetization of the company’s securities.

Deductibility of Compensation — Section 162(m) of the U.S. Internal Revenue Code

Following the elimination of the performance-based exception under Section 162(m) of the Code, the company considers the deductibility rules of Section 162(m) of the Code to the extent applicable, with respect to compensation awards in effect before 2019 and grandfathered.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by Resolute Forest Products Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The independent members of the compensation committee have reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussion, the independent members of the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in the company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Alain Rhéaume (Chair)

Jennifer C. Dolan

Randall C. Benson

Michael S. Rousseau

Tabular Disclosure of Executive Compensation

The following table sets forth information concerning all compensation earned by the company’s named executive officers for 2018, 2019 and 2020:

Summary Compensation Table

Name and Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Yves Laflamme	2020	$894,633	$—	$1,988,000	$—	$1,363,222	$124,732	$184,617	$4,555,204
President and chief executive officer	2019	913,125	—	1,552,000	—	882,290	198,791	265,980	3,812,186
	2018	857,989	—	2,236,826	—	1,242,147	—	411,149	4,748,111

Remi Lalonde	2020	362,052	—	1,556,644	—	514,704	—	67,377	2,500,776
Senior vice president and chief financial officer	2019	325,881	—	450,236	—	146,482	—	62,630	985,229
	2018	204,977	—	257,954	—	361,177	—	99,488	923,596

John Lafave	2020	307,942	—	404,747	—	380,450	—	62,230	1,155,369
Senior vice president,	2019	—	—	—	—	—	—	—	—
Pulp and paper sales and marketing	2018	326,969	—	452,366	—	405,246	—	277,518	1,462,099

Richard Tremblay	2020	360,867	—	474,218	—	469,213	—	148,552	1,452,850
Senior vice president,	2019	378,363	—	474,826	—	136,092	—	116,809	1,106,090
pulp and paper group	2018	390,582	—	540,624	—	478,764	—	384,059	1,794,029

Jacques Vachon	2020	338,719	—	445,232	—	462,558	236,468	67,193	1,550,170
Senior vice president,	2019	350,621	—	444,710	—	137,794	204,368	102,228	1,239,721
corporate affairs and chief legal officer	2018	355,600	—	493,978	—	496,574	—	299,703	1,645,855

1.

As described in the CD&A, in 2020 and except for Mr. Laflamme, each named executive officer’s base salary was paid 68.9% in Canadian dollars and 31.1% was paid in U.S. dollars pursuant to the currency policy. Amounts paid in Canadian dollars have been converted to U.S. dollars using the exchange rate on the applicable payroll date. Mr. Laflamme received his base salary in U.S. dollars. As described in the CD&A, due to negative impacts of COVID-19 on the company’s capacity for its wood products and paper segments, the named executive officers had base salary reductions ranging from 5% to 15% for the second quarter. During the second quarter of 2020, Messrs Lafave, Tremblay and Vachon each had a base salary reduction of 10%, Mr. Lalonde had a base salary reduction of 5% and Mr. Laflamme had a base salary reduction of 15%. Mr. Lafave was not a named executive officer in 2019 and, as such, his compensation for 2019 is not disclosed as permitted by SEC guidance. His 2018 compensation is included consistent with prior disclosures as he was a named executive officer for 2018.

2.

Amounts in these columns reflect the aggregate grant date fair value under FASB ASC Topic 718 of RSUs, and the target level of PSUs, respectively, awarded to the named executive officers under the 2020 annual equity award that are settled in stock. As described in the CD&A, Mr. Laflamme’s 2020 stock-settled equity award grant was limited by the individual stock limit of shares. As a result, the amount in this column reflects the grant date value of Mr. Laflamme’s stock-settled annual equity award grant of 200,000 RSUs and 200,000 PSUs.

The following shows the grant date values for RSU awards and target PSU awards as well as the grant date value for the 2020 PSU awards based on the maximum level of payout. For Mr. Laflamme, the table also shows his additional grant of 24,940 RSUs that will settle exclusively in cash, as described in the CD&A.

Name	2020 Annual RSU Award	2020 Annual RSU Award- Cash Settled	2020 Annual Target PSU Award	Total 2020 Equity Awards	2020 Annual Maximum (200% of Target PSU Award)
Yves Laflamme	$994,000	$123,952	$994,000	$2,111,952	$994,000
Remi Lalonde	778,322	—	778,322	1,556,644	994,000
John Lafave	202,373	—	202,373	404,747	404,747
Richard Tremblay	237,109	—	237,109	474,218	474,218
Jacques Vachon	222,616	—	222,616	445,232	445,232

The 2020 annual equity awards granted to the named executive officers represents a percentage of the named executive officer’s base salary at the grant date: 225% for Messrs. Laflamme and Lalonde and 125% for the other named executive officers. With the exception of Mr. Laflamme, the number of RSUs and PSUs awarded was determined by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which our common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 16, 2020 grant date, or $4.97. Mr. Laflamme’s grant is described above. The number of RSUs and target PSUs granted are shown below under the “Grants of Plan-Based Awards.” Each 2020 PSU award is subject to a maximum stock payout of 200,000 shares to any one individual, which is reflected for Messrs. Laflamme and Lalonde in the “2020 Annual Maximum” column above.

3.

Amounts shown for 2020 reflect annual cash incentive awards earned under the 2020 STIP. For all eligible named executive officers except Mr. Laflamme, amounts earned reflect a percentage of the named executive officer’s base salary as of December 31, 2020, paid 68.9% in Canadian dollars and 31.1% paid in U.S. dollars pursuant to the currency policy. The portion of bonus payable in Canadian dollars was converted to U.S. dollars using the average exchange rate for Canadian to U.S. dollars for 2020, or $0.7462. As described in the CD&A, Mr. Laflamme received his cash incentive award in U.S. dollars. Mr. Laflamme’s STIP award was in the amount of $1,239,270. The amount shown for Mr. Laflamme for 2020 also reflects the grant date value of his annual cash-settled RSU award covering 24,940 RSUs in the amount of $123,952.

4.

Using discount rate and life expectancy assumptions consistent with those used in the company’s financial statements, the actuarial present value of benefits for Messrs. Laflamme and Vachon under applicable Canadian registered (i.e., tax-qualified) and Canadian supplemental pension plans established by Resolute FP Canada Inc. or Resolute, the “pension plans,” increased in the amount of $124,732 and $236,468, respectively. The values of Canadian pension plan benefits for both Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate prevailing as of December 31, 2020, the date of the balance sheet included in the company’s annual report on Form 10-K for the year ended the same date, or $0.7859. The changes in the actuarial present value of the benefits for 2020 for Messrs. Laflamme and Vachon are attributable to the change in the discount rate for 2020, the interest growth under the pension plans and the continued employment beyond unreduced retirement age. All benefits under the pension plans were frozen on or before December 31, 2010. Additional discussion of pension benefits is provided after the “Pension Benefits for 2020” table below.

5.

Amounts paid in 2020 include the following basic company contributions allocated on behalf of the named executive officers pursuant to the registered defined contribution plans and additional cash payments to the named executive officers under the DC Make-Up Program equal to (i) company contributions under the registered plan formulas in excess of statutory limits, and (ii) the employer contribution they would have received on their annual incentive awards as if the registered plan had provided an employer contribution on these awards:

Name	Basic Company Contribution	Additional Cash Payment
Yves Laflamme	$12,204	$119,289
Remi Lalonde	12,311	35,689
John Lafave	12,172	31,386
Richard Tremblay	27,075	20,135
Jacques Vachon	12,214	37,776

For all named executive officers other than Mr. Tremblay, the cash payments shown above and the perquisite allowances next described were established in Canadian dollars and have been converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2020, or $0.7859. The cash payment and the perquisite allowance were paid in U.S. dollars to Mr. Tremblay.

Additional perquisites include (i) a perquisite amount of $39,295 for Mr. Laflamme, $12,000 for Mr. Tremblay and $9,431 for Messrs. Lalonde, Lafave and Vachon covering personal transportation, fiscal/financial advice, etc., (ii) a comprehensive annual medical examination with a value up to $2,358 for Mr. Laflamme as well as his spouse and up to $1,179 for Messrs. Lalonde, Lafave, Tremblay and Vachon and their spouses (if any), (iii) an annual medical referral with a value up to $786 for all named executive officers and their spouses and dependents (if any), (iv) a medical concierge service with a value of $1,179 for all named executive officers (v) coverage under the company’s broad-based welfare benefit programs for salaried employees, (vi) parking for all named executive officers, and (vii) annual membership dues for one private club for Messrs. Laflamme, Lalonde, Lafave and Vachon which memberships are used for business purposes only. Mr. Lalonde also received an allowance of $566 for his personal mobile phone.

Finally, for Mr. Tremblay, the amount in this column includes a $73,766 payment under the company’s Tax Equalization Policy, as described in the CD&A, in respect of his total compensation, which was subject to taxation in the U.S. and Canada.

Grants of Plan-Based Awards

Name	Equity Award Grant Date	Date of Board Approval of Equity Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Yves Laflamme	11/16/2020	10/29/2020							224,940	1,117,952
	11/16/2020	10/29/2020					200,000	200,000		994,000
	n/a	n/a	398,924	938,644	1,619,161

Remi Lalonde	11/16/2020	10/29/2020							156,604	778,322

	11/16/2020	10/29/2020					156,604	200,000		778,322
	n/a	n/a	171,234	402,902	695,007

John Lafave	11/16/2020	10/29/2020							40,719	202,373
	11/16/2020	10/29/2020					40,719	81,438		202,373
	n/a	n/a	139,893	329,159	567,799

Richard Tremblay	11/16/2020	10/29/2020							47,708	237,109
	11/16/2020	10/29/2020					47,708	95,416		237,109
	n/a	n/a	163,905	385,658	665,261

Jacques Vachon	11/16/2020	10/29/2020							44,792	222,616
	11/16/2020	10/29/2020					44,792	89,584		222,616
	n/a	n/a	153,886	362,084	624,594

1.

The amounts shown in these columns represent the “Threshold,” “Target” and “Maximum” payout potential under the 2020 STIP before application of the aggregate payout limit of 5% of free cash flow, which could reduce the payout on STIP awards despite achievement of the applicable performance measures. Amounts actually earned by the named executive officers under the 2020 STIP are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Except for Mr. Laflamme, the payout potential is based on the named executive officers’ base salaries as of December 31, 2020, payable 68.9% in Canadian dollars and 31.1% in U.S. dollars pursuant to the currency policy. The payout potential is based on the named executive officers’ base salaries as of December 31, 2020 (expressed in U.S. dollars based on the exchange rate for Canadian to U.S. dollars as of that date, or $0.7859). As described in the CD&A, Mr. Laflamme received his payout in U.S. dollars.

2.

Amounts shown in these columns represent the potential number of shares of company stock that could vest pursuant to the 2020 PSU award if the “Target” or “Maximum” performance levels established for the 2020 PSU equity award are met, as further described in the CD&A. There is no “Threshold” payout for the 2020 PSU.

3.

Amounts shown in this column show the number of RSUs awarded in 2020. For Mr. Laflamme, the amount in this column includes both his stock-settled and cash-settled 2020 RSU grant, as described in the CD&A.

4.	Amounts reflect grant date fair market value of RSUs and PSUs.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following table provides additional detail to the quantitative information and footnotes set forth in the Summary Compensation Table and Grants of Plan-Based Awards table above.

Long-Term Incentive Compensation — Equity Awards

The following table describes key grant provisions of the RSUs and PSUs and the effect of a named executive officer’s termination before the applicable vesting dates. See the “Potential Payments Upon Termination” for a description of the applicable terms of the equity awards in connection with Mr. Laflamme’s departure on February 28, 2021:

Key Provisions	RSU Awards	PSU Awards

General Provisions

Vesting and Settlement

25% on December 1 of each of the four calendar years after the year of grant as long as the executive remains employed through the applicable vesting dates

Mr. Laflamme’s cash-settled RSU award vests in one-third increments on December 1 of each of the three calendar years after the year of grant as long as he remains employed through the applicable vesting dates

100% on February 28, 2024, as long as the executive remains employed through that date

Dividend Equivalents	Additional RSUs and PSUs will be credited in additional share units on unvested RSUs and PSUs, respectively, representing a number that is equivalent to any dividends that the company may declare on its stock

Payout Value

Each stock-settled RSU has a value equal to one share of stock

Each cash-settled RSU for Mr. Laflamme has a value equal to the volume weighted average of the highest and lowest prices per share at which our common stock is traded on the New York Stock Exchange on each of the five business days immediately preceding the vesting date

The number of shares of company stock earned and vested will be based on the achievement of the performance measures for the three calendar year period that begins after the grant date (“performance period”), as described in the CD&A

Termination for Cause / Resignation Before Age 55

Vesting and Settlement	All unsettled RSUs will be canceled	All unsettled PSUs will be canceled

Retirement On or After May 16, 2021 (Six Month Anniversary of Grant Date)

Vesting	RSUs continue to vest on each vesting date through December 1, 2024 (December 1, 2023 for cash-settled RSUs vesting over three years)	PSUs continue to vest through February 28, 2024, as if executive remained employed through that date

Settlement	RSUs are settled following each vesting date	PSUs are settled immediately following February 28, 2024, based on actual achievement of the performance measures for the performance period

Key Provisions	RSU Awards	PSU Awards

Retirement Before May 16, 2021 /Resignation On or After Age 55 /Involuntary Termination Without Cause

Vesting	Pro rata vesting of RSUs equal to (i) the total number of RSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date and the denominator of which is 48 (36 for Mr. Laflamme’s cash-settled RSU award), including the portion that has already vested	Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through the retirement date or last day worked and the denominator of which is 39

Settlement	RSUs are settled following the retirement or termination date	PSUs are settled on February 28, 2024, based on actual achievement of the performance measures for the performance period

Death

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs vested plus any dividend equivalents as of the date of death plus (ii) the RSUs scheduled to vest on the next vesting date	During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the year of death and the denominator of which is 39

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the first calendar year of the performance period and the denominator of which is 39

Settlement	RSUs are settled following the death	PSUs are settled following the death based on estimated actual performance as of December 31 of the calendar year that contains the participant’s date of death, as approved by the compensation committee.

Disability

Vesting	Pro rata vesting of RSUs equal to (i) the number of RSUs settled plus any dividend equivalents as of the date of disability plus (ii) the RSUs scheduled to vest on the next vesting date	During the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the year the participant becomes disabled plus any months after the participant returns to active employment through the end of the vesting period and the denominator of which is 39

Key Provisions	RSU Awards	PSU Awards

On/After Grant Date and Before the Performance Period: Pro rata vesting of PSUs equal to (i) the total number of PSUs awarded plus any dividend equivalents, multiplied by (ii) a fraction, the numerator of which is the number of months elapsed from December 1 after the grant date through December 31 of the first calendar year of the performance period plus any months after the participant returns to active employment after the first calendar year and the denominator of which is 39

Settlement	The additional tranche of the RSUs are settled as of the next scheduled vesting date after the participant’s disability	PSUs are settled on February 28, 2024, based on actual achievement of the performance measures for the performance period

Equity Awards

Outstanding Equity Awards at Fiscal Year-End 2020

			Option Awards				Stock Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(2)
Name			Exercisable	Unexercisable
Yves Laflamme	01/09/2011	(3)	24,092		$23.05	01/09/2021	—		$—
	11/03/2011	(3)	6,354	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	21,228	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	22,898	—	15.66	11/06/2023	—		—
	11/13/2017		—	—	—	—	8,412	(4)	55,013
	11/13/2017		—	—	—	—	33,647	(5)	220,051
	11/12/2018		—	—	—	—	44,656	(6)	292,050
	11/12/2018		—	—	—	—	89,313	(7)	584,107
	11/11/2019		—	—	—	—	150,000	(8)	981,000
	11/11/2019		—	—	—	—	200,000	(9)	1,308,000
	11/16/2020		—	—	—	—	200,000	(10)	1,308,000
	11/16/2020		—	—	—	—	200,000	(11)	1,308,000

Remi Lalonde	11/03/2011	(3)	4,067	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	6,328	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	4,883	—	15.66	11/06/2023	—		—
	11/28/2018		—	—	—	—	9,012	(6)	58,937
	11/28/2018		—	—	—	—	23,810	(7)	155,717
	11/11/2019		—	—	—	—	43,515	(8)	284,588
	11/11/2019		—	—	—	—	58,020	(9)	379,451
	11/16/2020		—	—	—	—	156,604	(10)	1,024,190
	11/16/2020		—	—	—	—	156,604	(11)	1,024,190

John Lafave	01/09/2011	(3)	11,860	—	23.05	01/09/2021	—		—
	11/03/2011	(3)	11,214	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	18,389	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	20,319	—	15.66	11/06/2023	—		—
	11/13/2017		—	—	—	—	6,986	(4)	45,687
	11/13/2017		—	—	—	—	27,944	(5)	182,754
	11/12/2018		—	—	—	—	9,030	(6)	59,056
	11/12/2018		—	—	—	—	18,062	(7)	118,125
	11/11/2019		—	—	—	—	39,169	(8)	256,165
	11/11/2019		—	—	—	—	52,225	(9)	341,552
	11/16/2020		—	—	—	—	40,719	(10)	266,302
	11/16/2020		—	—	—	—	40,719	(11)	266,302

Richard Tremblay	11/03/2011	(3)	11,483	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	17,937	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	13,435	—	15.66	11/06/2023	—		—
	11/13/2017		—	—	—	—	8,349	(4)	54,601
	11/13/2017		—	—	—	—	33,395	(5)	218,403
	11/12/2018		—	—	—	—	10,793	(6)	70,586
	11/12/2018		—	—	—	—	21,586	(7)	141,172
	11/11/2019		—	—	—	—	45,892	(8)	300,134
	11/11/2019		—	—	—	—	61,189	(9)	400,176
	11/16/2020		—	—	—	—	47,708	(10)	312,010
	11/16/2020		—	—	—	—	47,708	(11)	312,010

			Option Awards				Stock Awards
	Grant Date(1)		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested(2)
Name			Exercisable	Unexercisable

Jacques Vachon	01/09/2011	(3)	25,203	—	$23.05	01/09/2021	—		$—
	11/03/2011	(3)	21,606	—	16.45	11/03/2021	—		—
	11/08/2012	(3)	37,064	—	11.41	11/08/2022	—		—
	11/06/2013	(3)	26,652	—	15.66	11/06/2023	—		—
	11/13/2017		—	—	—	—	7,554	(4)	49,403
	11/13/2017		—	—	—	—	30,218	(5)	197,626
	11/12/2018		—	—	—	—	9,862	(6)	64,497
	11/12/2018		—	—	—	—	19,724	(7)	128,995
	11/11/2019		—	—	—	—	42,981	(8)	281,096
	11/11/2019		—	—	—	—	57,308	(9)	374,794
	11/16/2020		—	—	—	—	44,792	(10)	292,940
	11/16/2020		—	—	—	—	44,792	(11)	292,940

1.

The equity awards made to the named executive officers that were outstanding as of December 31, 2020, were the stock options granted in 2011 through 2013, the RSUs granted in 2017 through 2020, and PSUs granted in 2017 through 2020 under the equity incentive plan. In 2014, the compensation committee ceased granting stock options and began granting PSUs instead.

2.	The fair market value shown is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on December 31, 2020, or $6.54.

3.	These awards are fully vested and exercisable.

4.

The 2017 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year following the year of grant: December 1, 2021. The first three tranches vested December 1, 2018, December 1, 2019, and December 1, 2020. As described in the CD&A, Mr. Lalonde was not eligible to receive an equity grant in 2017.

5.

The 2017 PSU vested on February 28, 2021, with the number of shares paid out dependent on the average actual payout percentage for corporate measures under the STIP for 2018, 2019, and 2020. Based on the average STIP payout for these years (before application of the applicable free cash flow limit), 113.2% of the PSUs granted in 2017 were paid out. As described in the CD&A, Mr. Lalonde was not eligible to receive an equity grant in 2017.

6.

The 2018 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year: December 1, 2021, and December 1, 2022. The first two tranches vested December 1, 2019, and December 1, 2020.

7.

The 2018 PSU award is unvested until February 28, 2022. The award will become 100% vested on February 28, 2022, with the number of shares paid out dependent on performance conditions as described in the CD&A for the 2018 proxy.

8.	The 2019 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year: December 1, 2021, December 1, 2022, and December 1, 2023. The first tranche vested December 1, 2020.

9.

The 2019 PSU award is unvested until February 28, 2023. The award will become 100% vested on February 28, 2023, with the number of shares paid out dependent on performance conditions as described in the CD&A for the 2019 proxy.

10.	The 2020 RSU award vests ratably in one-fourth tranches on December 1 of each calendar year: December 1, 2021, December 1, 2022, December 1, 2023, and December 1, 2024.

11.

The 2020 PSU award is unvested until February 28, 2024. The award will become 100% vested on February 28, 2024, with the number of shares paid out dependent on performance conditions as described in the CD&A.

Option Exercises and Stock Vested for 2020

The options that were exercisable in 2020 were approved upon emergence with a January 9, 2011 grant date, and the 2011 through 2013 annual equity awards. The options approved on January 9, 2011 expired on January 8, 2021. None of the named executive officers exercised options in 2020.

The number of shares acquired on the vesting of outstanding RSUs granted under the 2016 through 2019 annual equity awards, and the value realized on the applicable vesting dates, are set forth in the following table. For the 2016 annual equity award, the table also includes the number of shares acquired and value realized upon vesting of the PSUs in 2020.

	Stock Awards
	2016 Annual Equity Award		2017 Annual Equity Award		2018 Annual Equity Award		2019 Annual Equity Award		Aggregate number of shares acquired on vesting in 2020	Aggregate value realized on vesting in 2020
Name	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting	Number of shares acquired on vesting	Value realized on vesting
Yves Laflamme	94,214	$305,632	8,411	$46,680	22,328	$123,922	94,985	$527,167	219,938	$1,003,401	(1)
Remi Lalonde	28,111	91,191	—	—	5,952	33,034	14,505	80,503	48,568	204,728	(2)
John Lafave	78,631	255,079	6,986	38,771	4,516	25,066	13,056	72,461	103,189	391,376
Richard Tremblay	93,971	304,843	8,350	46,341	5,396	29,948	15,297	84,898	123,014	466,030
Jacques Vachon	84,614	274,488	7,554	41,923	4,930	27,363	14,327	79,515	111,425	423,289

1.	Under Mr. Laflamme’s November 2019 cash-settled award, he received the first tranche of 44,985 units settled in cash on December 1, 2020. These units had a total value of $249,667.

2.

Under Mr. Lalonde’s February 2018 cash-settled award, he received the first three tranches of 2,461 units settled in cash on December 1, 2018, December 2, 2019, and December 1, 2020. These units had a total value of $54,417.

Compensation Risk Assessment

Annually, the company, through an internal committee, assesses whether any elements of the company’s compensation policies and practices encourage excessive and unnecessary risk-taking, and, if so, whether the level of risk encouraged is reasonably likely to have a material adverse effect on the company. The internal committee is composed of the senior vice president and chief financial officer; the senior vice president, corporate affairs and chief legal officer; the senior vice president, human resources; and members of the human resources staff. At inception, Hugessen Consulting provided input into the process and elements to review and provided information on market best practices. The process identified the compensation plans and practices and related key features, assessed the risk related to each of them (taking into account enterprise risk) and compared the plan and practices with market best practices. In 2020, Hugessen Consulting provided updated information on market best practices and the internal committee concluded that no changes to the company’s compensation policies and practices were advisable. The compensation committee and Hugessen Consulting reviewed and commented on the internal committee’s findings.

Following this review, we believe that the design of our compensation policies and practices encourages employees to remain focused on both our short-term and long-term goals, and the compensation programs are not reasonably likely to have a material adverse effect on the company.

Pension Benefits

This section describes the accumulated benefits, if any, of each of the named executive officers under company-sponsored defined benefit pension plans. The table below shows the present value of accumulated benefits, if any, payable to each of the named executive officers, including the number of years of service credited to them under each applicable plan. The benefits were determined using the discount rates and life expectancy assumptions consistent with those used in the company’s financial statements.

Pension Benefits for 2020

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Yves Laflamme	Registered Plan (Canada)	28.51	$1,652,182	$—
	Supplemental Plan (Canada)	28.51	1,852,483	—
Remi Lalonde	n/a	—	—	—
John Lafave	n/a	—	—	—
Richard Tremblay	n/a	—	—	—
Jacques Vachon	Registered Plan (Canada)	11.58	937,597	—
	Supplemental Plan (Canada)	25.50	2,983,085	—

1.

Messrs. Lalonde, Lafave, and Tremblay do not have accrued benefits in any company-sponsored defined benefit pension plans. Instead, their retirement benefits are provided exclusively through the company’s registered plans and the DC Make-Up Program. Retirement benefits for Messrs. Laflamme and Vachon for current service are similarly provided exclusively through these arrangements after December 31, 2010. The DC Make-Up Program is described in the CD&A.

2.

The present value of accumulated benefits under the Canadian registered and supplemental pension plans sponsored by Resolute FP Canada Inc. or Resolute is determined based on the assumptions used in the company’s financial statements, as described in Note 16 of the Consolidated Financial Statements, except that each named executive officer’s retirement age was assumed to be the earliest age upon which an unreduced pension is payable under the plan(s) in which he was a participant as of December 31, 2020, the benefits are based on service and earnings before January 1, 2011 and the values of Canadian pension plan benefits for Messrs. Laflamme and Vachon were converted to U.S. dollars using the exchange rate for Canadian to U.S. dollars as of December 31, 2020, the date of the balance sheet included in the company’s annual report on Form 10-K for the year ended the same date, or $0.7859. These assumptions are further described in the narratives below.

The following discussion describes the terms of the pension plans applicable to Messrs. Laflamme and Vachon for service and earnings before January 1, 2011. No other named executive officer has pension benefits accrued under defined benefit pension plans (either registered or the reinstated supplemental plans, both as described below).

Before their pension benefits were frozen as described below, Messrs. Laflamme and Vachon earned benefits under Canadian pension plans that were either registered or non-registered. A “registered plan” means the plan is intended to be qualified for favorable tax treatment under the Canadian Income Tax Act, or the “Income Tax Act.” In contrast, a “non-registered plan” is not qualified for this favorable tax treatment and provides to a select group of management and highly compensated employees’ additional pension benefits that cannot be provided under the registered plans because of statutory limitations or an overall benefit that is offset by the benefit provided under the registered plan.

Pursuant to the plans of reorganization, the non-registered plans were terminated and those accumulated benefits were reinstated under new non-registered plans, “the 2010 Canadian DB SERPs,” for certain participants, including Messrs. Laflamme and Vachon. The reinstated benefits were frozen as to benefit service and earnings (but not vesting service) as of December 31, 2010.

Messrs. Laflamme and Vachon have pension benefits payable under legacy Abitibi Canadian pension plans (now sponsored by Resolute FP Canada Inc.). Pension benefits under the 2010 Canadian DB SERPs were frozen for Messrs. Laflamme and Vachon effective December 31, 2010. However, the maximum pension payable from a registered plan under the Income Tax Act is indexed annually and it impacts what is payable between the 2010 Canadian DB SERPs and the registered plan. The following describes the pension benefits payable under these plans.

The reinstated accrued benefits provided to Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs are determined pursuant to a traditional pension plan formula based on years of credited service and a percentage of final average compensation. The 2010 Canadian DB SERPs provide an overall pension benefit that is offset by the benefit payable under the registered plans, including any registered plan benefits that have been commuted. The registered plans limit the amount of the pension benefit payable due to statutory constraints.

Pension Formula

These Canadian pension plans generally provide total pension benefits equal to 2% of final average compensation multiplied by years of credited service with the company and its related entities, up to 35 years of service. As a result of the benefit service freeze described above, the pension benefits for Messrs. Laflamme and Vachon under the 2010 Canadian DB SERPs take into account their years of credited service through December 31, 2010.

Compensation used under the formulas depends on the period for which years of service are credited. For years of credited service through December 31, 2008, final average compensation is the sum of (i) average monthly base salary based on the best 60 consecutive months of base salary within the last 120 months and (ii) the best five annual incentive awards in the last 10 years. For years of credited service after December 31, 2008, final average compensation is the average of the 5 highest consecutive calendar years of eligible earnings in the last 10 years. Eligible earnings in a given calendar year is the sum of the base salary and the incentive award paid under an annual incentive plan (excluding any special incentive awards unless authorized by the company). The paid incentive award component is capped at 125% of the target incentive award of each year.

Beginning January 1, 2009 through December 31, 2010, Messrs. Laflamme and Vachon were required to contribute to the Abitibi registered plan. Their contributions were equal to 5% of their pensionable earnings up to the U.S. compensation limit ($245,000 in 2009 and 2010). Contributions were credited with interest at the average net rate of return of the pension fund of the Abitibi registered plan over the preceding two calendar years.

Once participants attain age 55, they can retire early. The total pension payable is unreduced if the participant retires at age 58 and the sum of his age and years of service is at least 80. Messrs. Laflamme and Vachon are both eligible to retire with unreduced pension benefits.

Time and Form of Payment

The legacy Abitibi Canadian pension plans provide for payment in an annuity with a participant option to select payment among different types of annuities, any of which will provide monthly payments for the life of the participant and his spouse, if any. The company has secured the Canadian DB SERP benefits of Messrs. Laflamme and Vachon by a letter of credit pursuant to a retirement compensation arrangement without adverse tax consequences to the executive.

Assumptions for Pension Benefits Table Value

The accrued benefit amounts identified in the Pension Benefits table above show the present value of the future monthly payments if calculated as a lump sum. A discount rate and mortality table providing for current life expectancies are used to calculate the present value amount as of December 31, 2020. The discount rate and mortality table used are the same as those used for our financial statements, which are a 2.4% discount rate and the 2014 Private Sector Canadian Pensioner’s Mortality Table including a decrease of the rates of 5.7%, projected generationally using Scale B, and no assumption for pre-retirement mortality. Benefits were calculated assuming retirement on the date an executive attained age 58 with the sum of his age and years of service equaling at least 80 (or current age, if older). In addition, the final average earnings used for the calculation of the accumulated benefit as of December 31, 2020, as shown in the Pension Benefits table, are: for years of service credited through December 31, 2008, Mr. Laflamme, $320,588 and Mr. Vachon, $393,105; and for years of service credited after December 31, 2008, Mr. Laflamme, $286,945 and Mr. Vachon, $366,273.

Severance and Change in Control Arrangements

The following is a discussion of the policies and arrangements to which a named executive officer becomes subject upon certain termination events, with or without a change in control of the company. During 2020, all named executive officers except Mr. Laflamme, were covered by the company’s executive severance policy. Severance protection for the chief executive officer of the company is provided under the chief executive officer’s individual employment agreement and related documents and, in the case of a termination with a change in control, a separate change in control agreement.

As described in the CD&A, effective at 11:59 PM on February 28, 2021, Mr. Laflamme stepped down and retired from the position of president and chief executive officer. Upon his departure, Mr. Laflamme received certain severance and other benefits provided under his employment agreement and received full vesting of his outstanding equity awards and remains eligible for a prorated award under the 2021 STIP. The information, including the footnotes, in the “Potential Payments Upon Termination” table below describe the actual payments or value received as a result of his departure.

In all cases, to be eligible for severance benefits, the named executive officers must agree to certain restrictive covenants intended to mitigate the competitive disadvantage that would result from losing executive talent to competitors of the company:

•

The executive severance policy requires eligible named executive officers to protect confidential information. In addition, to receive benefits under the executive severance policy, an eligible executive must sign a release containing non-compete, non-solicitation and confidentiality covenants.

•

The president and chief executive officer’s employment agreement includes covenants not to compete with the company, solicit customers of the company or interfere with suppliers of the company for a 12-month period following a termination for any reason, except that these covenants do not apply in the case of a termination without “cause” by the company or for “good reason” by the president and chief executive officer pursuant to the change in control agreement (as defined thereunder). In addition, a confidentiality covenant is effective for a five-year period following a termination for any reason. The above covenants remain in place following Mr. Laflamme’s departure.

The executive severance policy, in both a change in control or non-change in control context, does not provide any enhanced benefits in the form of, for example, subsidized continued health coverage or tax-gross ups. The terms Cause, Change in Control, Good Reason are defined in the respective severance policy or agreement, as applicable. The material terms of the executive severance policy are as follows, with all descriptions qualified by the actual terms of the policy.

Executive Severance Policy
	Termination Without Cause (No Change in Control)	Termination Without Cause or for Good Reason (On or After Change in Control)
Severance Pay

•  Lump sum payment equal to 6 weeks of eligible pay per year of continuous service, with a minimum of 52 weeks and a maximum of 104 weeks

•  “Eligible pay” is base pay, plus the lesser of (i) average of last 2 incentive awards paid or (ii) 125% of target incentive award for year of termination

•  Pro rata vesting of equity awards pursuant to the terms of the award agreements

If the eligible termination occurs within 12 months after a change in control, severance pay is the same as when there is no change in control

Potential Payments Upon Termination

The table below shows amounts triggered upon the termination events identified below and does not include amounts that are not payable or otherwise forfeited upon a for cause termination or certain non-retirement terminations. In these circumstances, other than legally required amounts such as accrued salary, no additional amounts would be payable and any vested and unvested rights to equity would be forfeited. The following table describes the amounts payable based on Mr. Lalonde’s position as senior vice president and chief financial officer on December 31, 2020, under the executive severance policy.

	Base Salary ($)(1)	Avg. of Last Two STIP Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Equity Awards ($)(4)		All Other Compensation ($)(5)	Total Post Termination Payment & Benefit Value ($)
Yves Laflamme(6)

Company initiated (not for cause) termination of employee without a change in control	1,877,288	1,642,660	2,310,222		8,671,973	(8)	—	14,502,142

Company initiated (not for cause) termination of employee with a change in control or good reason termination by employee following a change in control	—	—	—		—		—	—	(7)

Retirement	—	—	—		—		—	—

Death	—	—	—		—		—	—

Long-Term Disability	—	—	—		—		—	—

Remi Lalonde

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following change in control	529,970	223,321	542,088		259,493	(9)	19,648	1,574,520	(7)

Retirement	—	—	—	(10)	—	(11)	—	—

	Base Salary ($)(1)	Avg. of Last Two STIP Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Equity Awards ($)(4)		All Other Compensation ($)(5)	Total Post Termination Payment & Benefit Value ($)

Death	—	—	542,088		1,054,492	(12)	—	1,596,580

Long-Term Disability	—	—	542,088		1,054,492	(12)	—	1,596,580

John Lafave

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following change in control	657,051	523,098	400,691		411,600	(9)	19,648	2,012,088	(7)

Retirement	—	—	—	(10)	411,600	(11)	—	411,600

Death	—	—	400,691		853,834	(12)	—	1,254,525

Long-Term Disability	—	—	400,691		853,834	(12)	—	1,254,525

Richard Tremblay

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control	422,739	336,987	469,213		488,770	(9)	5,800	1,723,509	(7)

Retirement	—	—	—	(10)	488,770	(11)	—	488,770

Death	—	—	469,213		1,009,633	(12)	—	1,478,846

Long-Term Disability	—	—	469,213		1,009,633	(12)	—	1,478,846

Jacques Vachon

Company initiated (not for cause) termination of employee with or without a change in control or good reason termination by employee following a change in control	724,167	649,523	487,167		448,087	(9)	19,648	2,328,592	(7)

Retirement	—	—	487,167		1,136,112	(11)	—	1,623,279

Death	—	—	487,167		932,577	(12)	—	1,419,744

Long-Term Disability	—	—	487,167		932,577	(12)	—	1,419,744

1.

Except for Mr. Laflamme, base salary amounts are expressed in U.S. dollars based on a ratio of 68.9% payable in Canadian dollars and 31.1% payable in U.S. dollars, as described in footnote 1 to the Summary Compensation Table. The portion payable in Canadian dollars was converted to U.S. dollars using the exchange rate as of December 31, 2020, or $0.7859. Mr. Laflamme receives his base salary in U.S. dollars. The amounts shown for Mr. Laflamme is two times his base salary. The amounts shown for Messrs. Lalonde, Lafave, Tremblay and Vachon are based on their years of service and the minimum and maximum amounts payable under the policy. Specifically, Messrs. Lalonde, Lafave, Tremblay and Vachon would respectively receive 1.32, 2, 1.10 and 2 times their base salary.

2.

The amounts shown for Messrs. Laflamme, Lalonde, Lafave, Tremblay and Vachon are based on the average of their 2018 and 2019 regular incentive awards paid, expressed in U.S. dollars and using the same multiples as described in footnote 1.

3.

For Mr. Laflamme, this value represents the 2020 STIP payout and the settlement of his previously granted, disclosed and outstanding cash-settled RSUs upon his departure from the company on February 28, 2021. For clarification, while the earned 2020 STIP is also disclosed in the Summary Compensation Table, Mr. Laflamme only received one payout for the 2020 STIP.

4.

For Mr. Laflamme, the value of RSUs and PSUs is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on the date of his termination, February 28, 2021, or $9.32. For all other named executive officers, the value of RSUs and PSUs is based on the per-share closing trading price on the NYSE of shares of the company’s common stock on December 31, 2020, or $6.54. There is no value realized on any outstanding options a named executive officer may hold because the December 31, 2020 closing price is less than the applicable exercise price. For the 2017 PSUs, the value is based on the actual payout percentage for corporate measures under the 2018, 2019 and 2020 STIP before application of the aggregate 7% or 5% limit of free cash flow, as applicable. For the 2018, 2019 and 2020 PSUs, the value assumes that the PSUs would be paid at 100% or target on December 31, 2020, with actual payout being subject to achievement of the established performance measures.

5.	Except for Mr. Laflamme, amounts in this column represent the value of outplacement benefits.

6.

As described in the CD&A, Mr. Laflamme stepped down and retired from the company on February 28, 2021. As permitted by SEC guidance, the amounts shown are the actual amounts or value Mr. Laflamme received upon his termination from his position as president and chief executive officer.

7.

To the extent Messrs. Lalonde and Vachon were subject to U.S. taxation in 2020, they would have been subject to the change in control excise tax under Section 4999 of the Code. As a result, if an eligible termination would have occurred following a change in control, Messrs. Lalonde and Vachon would be subject to an approximate excise tax of $1,977 and $11,705, respectively.

To the extent Mr. Lafave was subject to U.S. taxation in 2020, he would not have been subject to the change in control excise tax under Section 4999 of the Code. Mr. Tremblay, who was subject to U.S. taxation similarly would not have been subject to the change in control excise tax under Section 4999 of the Code. In no event would they have been entitled to gross-up payments in respect of such tax pursuant to the executive severance policy or their individual award agreements.

8.

As described above in “Severance and Change in Control Arrangements”, the value represents immediate vesting and settlement of 403,068 RSUs that were outstanding RSUs upon his departure on February 28, 2021. It also includes the value of 527,401 PSUs of which 489,312 PSUs remain unsettled and will settle at the same time as they will settle for active employees based on actual performance measures in accordance with the retirement provisions of the respective award agreements. For clarity, the value of these unsettled PSUs is already included in the amount of $8,671,973 indicated in the table above, using the per-share price of February 28, 2021 of $9.32 at 100% payout.

9.

Except for Mr. Laflamme, assumes one month of pro rata vesting of pending RSUs awards and pro rata vesting of pending PSUs awards. The number of RSUs and PSUs that would vest upon a termination without cause is as follows:

	Mr. Lalonde	Mr. Lafave	Mr. Tremblay	Mr. Vachon
RSUs	4,967	2,895	3,414	3,168
PSUs	34,711	60,041	71,321	65,347

10.	Messrs. Lalonde, Lafave and Tremblay did not meet the criteria for retirement under the STIP as of December 31, 2020. As a result, no STIP would be payable for a retirement on December 31, 2020.

11.

For Mr. Vachon, assumes continued vesting of RSUs and PSUs under the 2017, 2018 and 2019 equity awards and pro rata vesting of the 2020 annual equity awards because he met the criteria for retirement under the LTIP. For Messrs. Lafave and Tremblay, the amount reflects one month of pro rata vesting of each RSU award and PSU award granted to them because they had attained age 55 but did not meet the criteria for retirement under the LTIP. The number of RSUs and PSUs that would vest upon retirement is as follows:

	Mr. Lalonde	Mr. Lafave	Mr. Tremblay	Mr. Vachon
RSUs	—	2,895	3,414	61,330
PSUs	—	60,041	71,321	112,387

Mr. Lalonde would not have been entitled to any equity awards as of December 31, 2020, because he has not attained age 55.

12.

For all named executive officers except Mr. Laflamme, assumes immediate vesting of the next tranche of RSUs under the 2017, 2018, 2019 and 2020 annual equity awards, and pro rata vesting of PSUs under the 2017, 2018, 2019 and 2020 annual equity awards. The number of RSUs and PSUs that would vest upon death or disability is as follows:

	Mr. Lalonde	Mr. Lafave	Mr. Tremblay	Mr. Vachon
RSUs	59,609	34,737	40,970	38,010
PSUs	101,629	95,819	113,409	104,586

CEO PAY RATIO DISCLOSURE

For 2020, as required under Instruction 2 to Item 402(u) of Regulation S-K, we have updated the median employee used to calculate the CEO pay ratio. To identify the median employee, we measured our employee population as of October 1, 2020, which consisted of approximately 6,899 individuals, split between Canada and the U.S. We have excluded all employees in all other countries as permitted by the SEC rules under the de minimis rule since such employees represent less than 5% of our total employees. The excluded population comprised of 3 employees from the United Kingdom.

The compensation definition used to determine our median employee was cash compensation — this included base pay, cash incentives, overtime and cash perquisites. For most employees, we used 2019 cash compensation as reported on 2019 income tax slips. For employees hired in 2019, but before April 1, 2019, we annualized their 2019 cash compensation. For all other employees, we annualized their 2020 year-to-date cash compensation.

To find the median of the annual total compensation of all our employees (other than our CEO), we used a commonly accepted random sampling methodology on our employee population. We conducted our analysis using a sample of 377 employees (95% confidence interval and ±5% precision).

Using this methodology, we identified our median employee and calculated the elements of the employee’s annual total compensation for fiscal 2020 in accordance with the requirements to be in the amount of $92,625. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table — $4,555,204. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is therefore 49 to 1.

INFORMATION ON STOCK OWNERSHIP

The following table includes all stock-based holdings, as of March 23, 2021, of: each of our directors and named executive officers; our directors and executive officers as a group; and all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Holder	Number of Shares of Common Stock Beneficially Owned		Percent of Class(1)
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	30,548,190	(2)	38.3%
Chou Associates Management Inc. 110 Sheppard Avenue, Suite 301, Box 18 Toronto, Ontario M2N 6Y8 Canada	5,256,960	(3)	6.6%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	4,434,914	(4)	5.6%
Alpine Investment Management, LLC 8000 Maryland Avenue, Suite 700 Saint Louis, Missouri 63105	4,213,538	(5)	5.3%
Randall C. Benson	34,364	(6)	*
Suzanne Blanchet	—	(7)	—
Jennifer C. Dolan	50,039	(8)	*
Yves Laflamme	398,086	(9)	*
John Lafave	133,355	(10)	*
Remi Lalonde	64,166	(11)	*
Bradley P. Martin	59,999	(12)	*
Alain Rhéaume	65,067	(13)	*
Michael S. Rousseau	85,067	(14)	*
Richard Tremblay	160,512	(15)	*
Jacques Vachon	101,692	(16)	*
Directors (including nominees) and executive officers as a group (14 persons)			1.6%

*	Less than 1%

1.

Based on 79,830,748 shares of outstanding common stock as of March 23, 2021. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have beneficial ownership of the shares of common stock that the person has the right to acquire within 60 days of the date of determination, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, all the shares the person or persons has (have) the right to acquire within 60 days, as well as the shares of common stock underlying vested stock-settled RSUs or DSUs and vested options, are deemed to be outstanding but are deemed not to be outstanding for the purpose of computing the percentage ownership of any other person. All numbers listed represent sole investment and voting power unless otherwise indicated.

2.

Based on an amended Schedule 13D filed on December 22, 2016, by V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited, 810679 Ontario Limited, Fairfax Financial Holdings Limited, FFHL Group Ltd., Fairfax (Barbados) International Corp., Wentworth Insurance Company Ltd., TIG Insurance (Barbados) Limited, Fairfax (US) Inc., Clearwater Insurance Company,

Zenith National Insurance Corp., Zenith Insurance Company, TIG Holdings, Inc., TIG Insurance Company, Odyssey US Holdings Inc., Odyssey Re Holdings Corp., Odyssey Reinsurance Company, Hudson Insurance Company, Hudson Specialty Insurance Company, Newline Holdings UK Limited, Newline Corporate Name Limited, Crum & Forster Holdings Corp., The North River Insurance Company, United States Fire Insurance Company, RiverStone Holdings Limited, RiverStone Insurance Limited, RiverStone Insurance (UK) Limited, CRC Reinsurance Limited, Northbridge Financial Corporation, Northbridge Commercial Insurance Corporation, Northbridge General Insurance Corporation, Northbridge Personal Insurance Corporation, Federated Insurance Company of Canada, Brit Limited, Brit Insurance Holdings Limited, Brit Insurance (Gibraltar) PCC Limited, and Brit Syndicates Limited.

3.

Based on a Schedule 13G filed on April 10, 2020, by Chou Associates Management Inc. and Stonetrust Commercial Insurance Co. Chou Associates Management Inc. reports beneficially owning 4,571,960 shares and Stonetrust Commercial Insurance Co reports beneficially owning 685,000 shares, and both having in aggregate sole dispositive power to vote and to dispose over 5,256,960 shares.

4.

Based on a Schedule 13G filed on February 12, 2021, by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP reports having sole voting power over 4,255,942 shares and sole dispositive power over 4,434,914 shares. All 4,434,914 shares are owned by commingled funds, group trusts and separate accounts (“Funds”) for which Dimensional Fund Advisors LP serves as investment manager or sub-adviser to the Funds.

5.

Based on an amended Schedule 13G filed on January 28, 2021, by ACR Alpine Capital Research, LLC, Alpine Investment Management, LLC, Alpine Private Capital, LLC, ACR Multi-Strategy Quality Return Fund, and Nicholas V. Tompras. ACR Alpine Capital Research, LLC, Alpine Investment Management, LLC, and Nicholas V. Tompras each report having shared voting and shared dispositive power over 4,213,538 shares; Alpine Private Capital, LLC reported having shared voting and shared dispositive power over 790,266 shares; and ACR Multi-Strategy Quality Return Fund reported having shared voting and shared dispositive power over 48,000 shares.

6.	Includes 24,800 shares of common stock acquired in open market purchases and held indirectly through R&J Benson Investments Ltd. and 9,564 vested DSUs.

7.	Ms. Blanchet joined the board on January 31, 2019, and only received cash-settled DSUs.

8.	Includes 6,252 shares of common stock acquired in open market purchases.

9.

Includes 50,480 shares of common stock that can be acquired by exercising vested stock options, 188,213 vested RSUs and 17,785 vested PSUs. Information is as of February 28, 2021, the date Mr. Laflamme ceased to be chief executive officer and director of the company.

10.	Includes 49,922 shares of common stock that can be acquired by exercising vested stock options and 17,368 vested RSUs.

11.	Includes 13,245 shares of common stock acquired in open market purchases and 15,278 shares of common stock that can be acquired by exercising stock options.

12.	Represents 59,999 vested DSUs.

13.	Represents 65,067 vested DSUs.

14.	Represents 65,067 vested DSUs and 20,000 shares of common stock acquired in open market purchases.

15.	Includes 42,855 shares of common stock that can be acquired by exercising vested stock options and 21,036 vested RSUs

16.	Includes 85,322 shares of common stock that can be acquired by exercising vested stock options.

MANAGEMENT PROPOSALS

Item 1 — Vote on the Election of Directors

Composition of the Board

The board fixed the board size at seven members; six of the seven current members of the board are standing for reelection to hold office until the 2022 annual meeting of stockholders; Remi G. Lalonde was appointed director by the board as of March 1, 2021, and is standing for election for the first time. Each director nominee has been recommended for election by the human resources and compensation/nominating and governance committee and approved and nominated for election by the board. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Each director nominee has consented to serve if elected. Should any director nominee be unable to stand for election at the annual meeting, proxies will be voted in favor of such other person, if any, recommended by the human resources and compensation/nominating and governance committee and designated by the board.

Pursuant to our by-laws, if any director nominee fails to receive a majority of the votes cast in an uncontested election of directors, such as the 2021 annual meeting, that director must promptly tender his or her resignation to the board. The human resources and compensation/nominating and governance committee will make a recommendation to the full board whether or not to accept the resignation. The board will publicly announce its decision regarding a tendered resignation within 90 days from the date the results of the election are certified.

Board Recommendation

The board unanimously recommends a vote FOR the election to the board of each of Randall C. Benson, Suzanne Blanchet, Jennifer C. Dolan, Remi G. Lalonde, Bradley P. Martin, Alain Rhéaume and Michael S. Rousseau. What follows is biographical and attendance information for each nominee and the qualifications considered in nominating each of them to the board.

Nominees

Randall C. Benson Age: 61 Director since: 2017 Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Human resources and compensation/nominating and governance committee • Finance (chair) • Environment, Health and Safety	Attendance 5/5 Attendance 4/4 Attendance 4/4

Mr. Benson has served on the company’s board since the 2017 annual meeting of stockholders.

He has been the principal of R.C. Benson Consulting Inc. since 1999, providing strategic analysis, management, financial and operational restructuring and recapitalization expertise to companies, including those considered distressed or underperforming. From May 2012 to August 2016, Mr. Benson was also Co-Lead of the National Restructuring practice (Canada) at KPMG LLP. In addition, Mr. Benson has experience in finance, operations, sales, and general management gained through various roles he has held in operating companies, including as the chief financial officer of public and private companies Call-Net Enterprises Inc. (which owned Sprint Canada Inc.) and Beatrice Foods Inc., and as divisional president of Parmalat Canada’s Dairy Group.

Mr. Benson was chair of the board and chair of the audit committee of Advanz Pharma Corp (TSX) until December 31, 2019. He is a member of the advisory board of the Canadian Deposit Insurance Corporation and serves on the board of other private companies.

Director qualifications:

•  Management/operating experience — experienced director and executive for various public and private companies

•  Professional services & financial/accounting experience — experienced executive and special advisor in connection with mergers and acquisitions, financings, and operational and financial restructurings

Suzanne Blanchet Age: 63 Director since 2019 Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Audit • Finance • Environment, Health and Safety (chair)	Attendance 8/8 Attendance 4/4 Attendance 4/4

Ms. Blanchet was appointed to the company’s board on January 31, 2019, in accordance with the company’s by-laws and further elected at the 2019 annual meeting of shareholders.

She spent over 30 years with Cascades Inc., including as senior vice president, corporate development, from 2014 to 2017. From 1997 to 2014, she was president and chief executive officer of Cascades Tissue Group.

Ms. Blanchet is a graduate of the Directors Education Program of the Institute of Corporate Directors and currently serves as a director of GDI Integrated Facility Services Inc. (TSX) where she serves on the audit committee. Ms. Blanchet has also previously served as a director of Rona Inc. (TSX) and Agropur.

Director qualifications:

•  Management/operating experience — experienced director and executive of a large tissue and paper company

•  Financial/accounting experience — experienced executive and member of audit committees for various public and private companies

Jennifer C. Dolan Age: 74 Director since: 2013 Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Audit • Human resources and compensation/nominating and governance committee • Environment, Health and Safety	Attendance 8/8 Attendance 5/5 Attendance 4/4

Ms. Dolan has served on the company’s board since the 2013 annual meeting of stockholders.

She retired from The New York Times Company in 2012 after a 33-year career, the last ten of which she spent as vice president of forest products, where she managed paper procurement and oversaw its equity investments in two paper mills, including as a member of the board of Donohue Malbaie Inc., while it was a joint venture with the company. Before then, she held a number of executive and senior finance roles. Ms. Dolan is a certified public accountant, and a member of the American Institute of Certified Public Accountants. She serves on no other public company board.

Director qualifications:

•  Management/operating experience — experienced executive, representing one of the largest consumers of newsprint in North America

•  Professional services & financial/accounting experience — certified public accountant

Remi G. Lalonde Age: 44 Director since: 2021

Mr. Lalonde was appointed president and chief executive officer and a member of the company’s board on March 1, 2021.

Mr. Lalonde has been with the company since 2009. He previously served as senior vice president and chief financial officer from November 2018 to March 1, 2021, after being vice president for strategy, M&A, business development and procurement from May 2018 to November 2018. He was general manager of Resolute’s pulp and paper mill in Thunder Bay (Ontario) from February 2016 to May 2018. Before taking a leadership role in operations, Mr. Lalonde was treasurer and vice president for investor relations from November 2014 to February 2016, and vice president for investor relations from September 2011 to November 2014. He initially joined the company in 2009 as senior legal counsel (securities) following six years at a Wall Street law firm.

Mr. Lalonde graduated with a bachelor of laws from the University of Ottawa in 2003 and a bachelor of applied sciences in civil engineering from the University of Ottawa in 1999. He is admitted to practice law in New York and Ontario.

Director qualifications:

•  Financial/accounting experience — chief financial officer of the company

•  Management/operating experience — experienced executive officer and general manager of an important pulp and paper mill of the company

•  Professional services & financial/accounting experience — lawyer

Bradley P. Martin Age: 61 Director since: 2012 Chair Board attendance: 100% Total attendance: 100%	Current Committee(s):	• Finance • Environment, Health and Safety	Attendance 4/4 Attendance 4/4

Mr. Martin has served on the board since the 2012 annual meeting of stockholders.

Since March 9, 2012, he has served as vice president for strategic investments with Fairfax Financial Holdings Limited. He had been its vice president and chief operating officer since January 2007, and its corporate secretary since 2002. Before joining Fairfax in 1998, he was a partner with Torys LLP, a leading Canadian business law firm, specializing in mergers and acquisitions and securities law.

Mr. Martin currently serves as a member of the boards of Eurobank Ergasias S.A. (Athens Stock Exchange), AGT Food and Ingredients Inc. (TSX; no longer a public company) and two private companies. He has served in the last five years on the board of Bank of Ireland (London Stock Exchange).

Director qualifications:

•  Professional services & financial experience — former chief operating officer of a Canadian financial services company; former partner with a Toronto-based law firm

•  Management/operating experience — experienced executive officer with large publicly-traded company

Alain Rhéaume Age: 69 Director since: 2010 Lead Director Board attendance:100% Total attendance: 96%	Current Committee(s):	• Audit • Human resources and compensation/nominating and governance committee (chair) • Finance	Attendance 7/8 Attendance 5/5 Attendance 4/4

Mr. Rhéaume has served on the company’s board since the emergence date.

He is founder and a managing partner at Trio Capital Inc. Until 2005, he was executive vice president and president of Fido, a subsidiary of Rogers Wireless Communications Inc. Previously, Mr. Rhéaume was president and chief operating officer and chief financial officer of Microcell. Previously, Mr. Rhéaume was associate deputy minister of finance from 1987 to 1992 and deputy minister of finance from 1992 to 1996 in the provincial government of Québec.

He currently serves as a director of Boralex Inc. (TSX) and was a director of SNC-Lavalin Group Inc. (TSX) until May 2020. He has served in the last five years on the board of the Canadian Investors Protection Fund and other private companies.

Director qualifications:

•  Politics/government relations and financial/accounting experience — various senior finance positions with the government of the province of Québec and chief financial officer of a publicly traded company

•  Management/operating experience — several senior executive positions in the hi-tech industry

Michael S. Rousseau Age: 63 Director since: 2010 Board attendance: 100% Total attendance: 96%	Current Committee(s):	• Audit (chair) • Finance • Human resources and compensation/nominating and governance committee	Attendance 7/8 Attendance 4/4 Attendance 5/5

Mr. Rousseau has served on the company’s board since the emergence date.

He is president and chief executive officer of Air Canada since February 16, 2021. Previously, he was deputy chief executive officer and chief financial officer of Air Canada since January 1, 2019, after being executive vice president and chief financial officer of Air Canada since October 2007. He was named Canada’s CFO of the Year™ for 2017 by Financial Executives International Canada (FEI Canada), PwC Canada and Robert Half. He served as president of Hudson’s Bay Company from 2006 to 2007, and as executive vice president and chief financial officer from 2001 to 2006. Prior to joining Hudson’s Bay Company in 2001, he held senior executive financial positions at other large international corporations, including Moore Corporation in Chicago, Silcorp Limited and the UCS Group (a division of Imasco Limited).

Mr. Rousseau currently serves on the board of Air Canada (TSX). He previously served on the board of directors of Chorus Aviation Inc. (TSX) until June 2020 and of Enercare Inc. (TSX) until November 2018.

Director qualifications:

•  Management/operating experience — experienced director and executive with large publicly-traded companies

•  Professional services & financial/accounting experience —chief financial officer with Canada’s largest airline; chartered professional accountant (named Fellow by the Canadian Institute of Chartered Accountants, Ontario)

Item 2 — Vote on the Ratification of the Appointment of PricewaterhouseCoopers LLP

The audit committee appointed PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Our organizational documents do not require that our stockholders ratify the appointment of the independent registered public accounting firm, but we do so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider whether to retain PwC, but still may retain them. Even if the appointment is ratified, the audit committee may change, in its discretion, the appointment at any time if it determines that it would be in the best interests of our company and our stockholders to do so.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee’s policy is to pre-approve all audit and non-audit services performed by the company’s independent registered public accounting firm, including audit-related, tax and other services. The audit committee pre-approved all audit and permissible non-audit services provided by PwC in 2020.

The company’s chief financial officer, chief accounting officer (or another officer designated by the board) and the independent registered public accounting firm must submit to the audit committee a request to provide any service that requires pre-approval. Each request must include a statement as to whether the independent registered public accounting firm and the submitting officer view the provision of the requested services as consistent with the SEC’s rules on auditor independence. The request must be sufficiently detailed to enable the audit committee to precisely identify the services requested. The audit committee may delegate pre-approval authority to its chair or one or more other committee members, but not to management. Any committee member with delegated authority must report all pre-approval decisions to the audit committee at its next scheduled meeting.

Other Information

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

Fees paid. The following table contains certain information on the fees paid to PwC for professional services rendered in the years ended December 31, 2020, and 2019, converted from Canadian to U.S. dollars at the average exchange rate in the applicable year.

Fee category	2020 fees	2019 fees
	(in thousands)
Audit fees	$2,109	$2,055
Audit-related fees	74	181
Tax fees	127	119
All other fees	84	86

Total fees	$2,394	2,441

•

Audit fees. Audit fees consist of fees billed for professional services rendered in respect of the audits of annual consolidated financial statements and internal control over financial reporting for the years indicated, review of interim consolidated financial statements included in quarterly reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

•	Audit-related fees. Audit-related fees consist primarily of fees for other attestation engagements in respect of the fiscal years indicated.

•	Tax fees. Tax fees in each of 2020 and 2019 consisted primarily of tax compliance services for certain of our subsidiaries.

•	All other fees. All other fees in each of 2020 and 2019 consist mainly of translation services for the company’s periodic reports.

Board Recommendation

The board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2021 fiscal year. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR ratification of the appointment.

Item 3 — Advisory Vote to Approve Executive Compensation

Rule 14a-21 under the Exchange Act requires that we give our stockholders the ability to cast a non-binding advisory vote on the compensation of our named executive officers. This vote is commonly referred to as the “say-on-pay” vote. At our 2017 annual meeting, a majority of stockholders voted, consistent with the recommendation of the company’s board of directors, to hold a stockholder advisory vote on a resolution to approve the compensation of the company’s named executive officers annually. Accordingly, we intend to continue to provide annual say-on-pay votes.

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the board believes, serve to promote the creation of long-term stockholder value and to position the company for long-term success. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation and short-term and long-term incentive awards is designed to enable the company to attract and retain top quality executive talent while, at the same time, creating a close relationship between performance and compensation. Our human resources and compensation/nominating and governance committee and the board believe that the design of the program and the compensation awarded to our named executive officers thereunder fulfill this objective.

We are asking for stockholder approval of the compensation of our named executive officers, as we have disclosed in this proxy statement in accordance with SEC rules. The compensation disclosures are contained under the heading Compensation Discussion and Analysis, the compensation tables and the narrative discussion accompanying the compensation tables. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, the board is requesting your approval of the following non-binding resolution:

RESOLVED, that the company’s stockholders approve, on a non-binding advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement for this annual meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table, the other related tables and the accompanying narrative.

This vote is advisory and therefore not binding on the company, our human resources and compensation/nominating and governance committee, or the board. Nevertheless, the board and human resources and compensation/nominating and governance committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the company’s compensation programs.

Board Recommendation

The board unanimously recommends a vote FOR the approval of the company’s executive compensation. Unless a contrary choice is specified, proxies solicited by the board will be voted FOR this proposal.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors oversees our financial reporting, internal controls and audit function process on behalf of the board. The company’s management is responsible for the financial statements and for maintaining effective internal control over financial reporting.

In carrying out its oversight responsibilities, the audit committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2020. The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the “PCAOB.” The audit committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and the audit committee has discussed with PricewaterhouseCoopers LLP the firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to the board that the audited financial statements for the year ended December 31, 2020, be included in the company’s 2020 annual report on Form 10-K for filing with the SEC.

Suzanne Blanchet

Jennifer C. Dolan

Alain Rhéaume

Michael S. Rousseau (chair)

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the company’s directors, executive officers and 10% stockholders to file reports of holdings and transactions in common stock with the SEC. Those persons are also required to furnish the company with copies of all section 16(a) reports they file, which we post on our website at resolutefp.mediaroom.com/sec-filings.

As a practical matter, the company assists its directors and officers by monitoring transactions and completing and filing section 16 reports on their behalf. Based on a review of the copies of such reports and on written representations from the company’s directors and executive officers, the company believes that all section 16(a) filing requirements applicable to the company’s directors, executive officers and stockholders were complied with during the most recent fiscal year, except that the Form 4 filing for Jennifer Dolan that should have been filed no later than April 2, 2020, indicating the vesting and settlement of previously awarded restricted stock units and dividend equivalent units, was inadvertently filed late on July 2, 2020.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the human resources and compensation/nominating and governance committee during 2020 was an officer or employee of the company during 2020 or at any time in the past nor had reportable transactions with the company. During 2020, none of the company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer serving as a member of the company’s board of directors or compensation/nominating and governance committee.

OTHER BUSINESS

There is no other matter that the board currently intends to present, or has reason to believe others will present, at the annual meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR’S PROXY

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 10, 2021. Proposals should be addressed to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8 but instead is sought to be presented directly at the 2022 annual meeting be made by way of a “notice of business,” as further described in the by-laws. To be timely, the notice of business must be delivered personally or mailed to, and received at, our principal executive offices, addressed to the corporate secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, a notice of business must be received no earlier than February 20, 2022, and no later than March 22, 2022. The notice of business should be addressed to the corporate secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada.

ADDITIONAL INFORMATION

We will furnish, without charge to a stockholder, a copy of the annual report on Form 10-K (including the financial statements and financial schedules incorporated by reference therein but not including the exhibits, which are available upon payment of a reasonable fee) for the year ended December 31, 2020, filed with the SEC. A copy of the report can be obtained upon written request to the company at Corporate Secretary, Resolute Forest Products Inc., 111 Robert-Bourassa Boulevard, Suite 5000, Montreal, Quebec, H3C 2M1, Canada. The annual report on Form 10-K and all of the company’s filings with the SEC can be accessed through our website at resolutefp.mediaroom.com/sec-filings.

ANNUAL MEETING OF STOCKHOLDERS OF RESOLUTE FOREST PRODUCTS INC. May 21, 2021 With e-Consent, you can quickly access your proxy material, statements and other eligible documents online. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/RFP_EN Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333333330001000 0 052121 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 – 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x] The annual meeting is being held online due to the public health impact of the coronavirus outbreak (COVID-19). Stockholders of record as of March 23, 2021, will be able to attend and participate in the annual meeting online by accessing https://web.lumiagm.com/295854943. Please monitor our annual meeting website at www.resolutefp.com/Investors for any updates regarding our online annual meeting. To join the annual meeting, you will need to have your 11-digit control number, which is included on the notice of internet availability and proxy card, and the following password: resolute2021. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [    ] 1. Election of Directors: NOMINEES: FOR AGAINST ABSTAIN Randall C. Benson [    ] [    ] [    ] Suzanne Blanchet [    ] [    ] [    ] Jennifer C. Dolan [    ] [    ] [    ] Remi G. Lalonde [    ] [    ] [    ] Bradley P. Martin [    ] [    ] [    ] Alain Rhéaume [    ] [    ] [    ] Michael S. Rousseau [    ] [    ] [    ] 2. Ratification of PricewaterhouseCoopers LLP appointment. [    ] [    ] [    ] 3. Advisory vote to approve executive compensation (“say-on-pay”). [    ] [    ] [    ] MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. [    ] Signature of Stockholder Date: Signature of Stockholder Date: Note: please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[    ] RESOLUTE FOREST PRODUCTS INC. Proxy for Annual Meeting of Stockholders on May 21, 2021 Solicited on Behalf of the Board of Directors Remi G. Lalonde, Sylvain A. Girard and Jacques P. Vachon (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Resolute Forest Products Inc. to be held online through a virtual web conference at https://web.lumiagm.com/295854943 on May 21, 2021 at 9:00 a.m. (Eastern Time) or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder on the reverse side of this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be signed on the reverse side) 1.1 14475